Sales Report:Supplement No. 220 dated Jun 17, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 392870
This series of Notes was issued and sold upon the funding of the borrower loan #43007, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jun-08-2010
				Auction end date:	Jun-15-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.39%	Starting monthly payment:	$55.67
Final lender yield:	17.30%	Final borrower rate/APR:	18.30% / 20.77%	Final monthly payment:	$54.45

Auction yield range:	7.98% - 18.90%	Estimated loss impact:	6.90%
Lender servicing fee:	1.00%	Estimated return:	10.40%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2002	Debt/Income ratio:	28%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	7 / 6	Length of status:	2y 4m
Credit score:	660-679 (Jun-2010)	Total credit lines:	21	Occupation:	Professional
Now delinquent:	2	Revolving credit balance:	$1,357	Stated income:	$25,000-$49,999
Amount delinquent:	$31	Bankcard utilization:	21%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	11
Screen name:	usmcLS	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan for Summer Marketing Course
Purpose of loan:
I usually get financial aid for the Fall and Spring courses; however, my University does not allow aid for summer courses.? In order to graduate one semester sooner, I need to take a Marketing class during the Summer session so I do not have to take it by itself next Spring.

My financial situation:
I have come a long way with my financials.? I work full time and go to school full time.? I do have the ability to pay for this class on my credit card, but I choose not to because the interest rate is nearly 30%.? Prosper is the most logical path to follow.

As a side note, I have NOT been delinquent on any account in at least three years.? I say this because Prosper shows 2 delinquent accounts.? I pulled my credit reports and there isn't anything on there that show any red flags either.? Something that I will be looking into, that's for sure.? :o)

Monthly net income: $ 1200

Monthly expenses: $ 1090
??Housing: $ 0
??Insurance: $ 145
??Car expenses: $ 520
??Utilities: $?125
??Phone, cable, internet: $ 50
??Food, entertainment: $ 50
??Clothing, household expenses $ 75
??Credit cards and other loans: $ 75
??Other expenses: $ 50
(I have rounded up for all expenses...doesn't hurt to add some wiggle room.)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

ColoradoBanker	$32.30	$32.30	6/8/2010 8:01:06 PM
best-listing-toro	$25.00	$25.00	6/12/2010 9:38:55 AM
LoanMoneyToYou	$30.00	$30.00	6/11/2010 7:42:19 PM
wlm3012	$25.00	$25.00	6/13/2010 10:38:54 AM
sly718	$44.79	$44.79	6/14/2010 4:15:06 PM
lth35	$38.19	$38.19	6/14/2010 5:29:17 PM
Pu239	$60.00	$40.96	6/14/2010 4:29:09 PM
Nasdaq	$25.00	$25.00	6/15/2010 6:52:26 AM
benjamin67	$25.00	$25.00	6/15/2010 7:15:33 AM
CaliforniaSun	$25.00	$25.00	6/14/2010 6:48:33 PM
credit-panda1	$25.00	$25.00	6/14/2010 6:54:57 PM
ASG_NECO	$50.00	$50.00	6/14/2010 7:01:00 PM
attractive-fund	$25.00	$25.00	6/14/2010 5:07:29 PM
Reliance_Banker	$25.00	$25.00	6/14/2010 6:59:39 PM
money_player	$25.00	$25.00	6/15/2010 9:56:35 AM
vigilance-searcher	$25.00	$25.00	6/14/2010 8:58:44 PM
Cliffie83	$25.00	$25.00	6/15/2010 11:21:48 AM
heerzaquestion	$25.00	$25.00	6/15/2010 12:42:09 PM
the-charming-integrity	$25.00	$25.00	6/15/2010 12:58:07 PM
icon7	$30.00	$30.00	6/15/2010 1:44:24 PM
tomoe	$25.00	$25.00	6/15/2010 9:42:10 AM
aloantime07	$25.00	$25.00	6/15/2010 12:16:16 PM
pellet	$25.00	$25.00	6/15/2010 1:53:42 PM
capital-kingdom	$25.00	$25.00	6/15/2010 2:54:23 PM
jybank	$25.00	$25.00	6/15/2010 3:12:58 PM
Leshan	$72.59	$72.59	6/15/2010 3:17:12 PM
alpinaut	$25.00	$25.00	6/10/2010 7:36:38 PM
Lender_1972	$34.28	$34.28	6/12/2010 6:53:42 AM
marwadi-62	$100.00	$100.00	6/12/2010 10:08:53 AM
alpinaut	$25.00	$25.00	6/12/2010 8:09:07 AM
exchange-dreams	$25.00	$25.00	6/12/2010 9:39:16 AM
Reliance_Banker	$25.00	$25.00	6/11/2010 7:11:09 PM
iflyforfun	$25.00	$25.00	6/13/2010 11:34:58 PM
gunderstone	$30.89	$30.89	6/14/2010 8:32:51 AM
Tokkoutai99	$25.00	$25.00	6/12/2010 5:58:57 PM
Halos2002	$50.00	$50.00	6/14/2010 4:30:45 PM
engbusres	$46.00	$46.00	6/14/2010 8:00:51 PM
curious166	$50.00	$50.00	6/14/2010 4:25:31 PM
mykeystoy	$25.00	$25.00	6/14/2010 4:39:03 PM
draggon77	$25.00	$25.00	6/15/2010 9:38:58 AM
firedoctor	$25.00	$25.00	6/15/2010 3:06:00 PM
prohelper	$50.00	$50.00	6/15/2010 8:59:21 AM
mkvance	$25.00	$25.00	6/15/2010 10:10:18 AM
TFAD72	$25.00	$25.00	6/15/2010 11:44:57 AM
bst	$25.00	$25.00	6/15/2010 12:15:12 PM
Starfin-Capital-Management	$50.00	$50.00	6/15/2010 2:41:40 PM
46 bids
Borrower Payment Dependent Notes Series 430642
This series of Notes was issued and sold upon the funding of the borrower loan #42981, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jun-08-2010
				Auction end date:	Jun-15-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09
Final lender yield:	19.84%	Final borrower rate/APR:	20.84% / 23.09%	Final monthly payment:	$93.98

Auction yield range:	13.98% - 34.00%	Estimated loss impact:	15.58%
Lender servicing fee:	1.00%	Estimated return:	4.26%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1998	Debt/Income ratio:	18%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 11	Length of status:	3y 8m
Credit score:	600-619 (Jun-2010)	Total credit lines:	33	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$6,730	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	21
Screen name:	realtorlady	Borrower's state:	Indiana	Borrower's group:	Top Borrowers Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	33 ( 100% )	600-619 (Latest)
Principal borrowed:	$5,300.00	< 31 days late:	0 ( 0% )	680-699 (Jul-2009) 660-679 (Feb-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	33
Description
Debt Consolidation - small loan
Hello prosper investors,

I am a full-time Admissions Counselor at the University. I decided to leave my job as a realtor in 2007 after the economy went downhill. I have been at my current job?for just over?3 years and have steady income. The only problem is that my credit card balances have gotten out of control because the credit cards recently went up on the interest rates for all of my cards.

I have taken a loan before on Prosper and never missed a payment. That loan is all complete and I would like to request that you assist with a new loan to help me consolidate my bills.

Thank you in advance for funding my loan.

P.S.

I am a very dependable and appreciative individual. Here are some specifics to help you decide to fund my loan.

Annual Income: $40,000 - $49,000
I have a full time job.
There were some delinquencies in 2004 after I lost my job that I'd had for over 3 1/2 years. I have since got back on track and have been making payments on time every month for the remainder of my high interest credit cards.

Education Level:
Bachelor of Science in Business Management completed in 2001
Masters of Science in Human Resources Management - currently in school

Please contact me with any questions.

Again, thank you in advance for funding my loan.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

jhouman	$25.00	$25.00	6/8/2010 4:23:05 PM
jhouman	$25.00	$25.00	6/9/2010 6:21:14 AM
realtormoises	$25.00	$25.00	6/9/2010 8:27:04 AM
Aberdeen	$400.00	$400.00	6/10/2010 11:44:41 AM
golffish2	$100.00	$100.00	6/10/2010 12:27:43 PM
LindaRicci	$25.00	$25.00	6/14/2010 4:27:07 PM
Sven79	$50.00	$50.00	6/14/2010 6:11:21 PM
intelligent-reward7	$25.00	$25.00	6/15/2010 8:39:51 AM
Rancid	$25.00	$25.00	6/15/2010 11:28:15 AM
G-Love	$500.00	$500.00	6/15/2010 2:00:21 PM
FinanceEngine	$30.00	$30.00	6/15/2010 9:18:51 AM
emjaybee	$25.00	$25.00	6/15/2010 3:09:22 PM
portfolio-turbine	$25.00	$25.00	6/15/2010 9:42:47 AM
wlm3012	$25.00	$25.00	6/15/2010 8:48:31 AM
Spinnaker	$50.00	$50.00	6/15/2010 2:14:23 PM
dano1965	$50.00	$50.00	6/15/2010 2:48:32 PM
sensational-peace6	$100.00	$100.00	6/15/2010 2:55:57 PM
rlaboy	$25.00	$25.00	6/15/2010 11:50:05 AM
brightest-dignified-penny	$25.00	$17.85	6/15/2010 3:46:52 PM
99Lender	$25.00	$25.00	6/15/2010 2:44:16 PM
Jordan1123	$25.00	$25.00	6/15/2010 3:49:48 PM
Aberdeen	$400.00	$400.00	6/10/2010 11:44:43 AM
golffish2	$100.00	$100.00	6/14/2010 6:56:17 AM
IASKGOD	$25.00	$25.00	6/14/2010 3:58:11 PM
admirable-credit	$25.00	$25.00	6/14/2010 4:40:01 PM
supreme-hope	$25.00	$25.00	6/15/2010 9:04:25 AM
red-favorable-basis	$25.00	$25.00	6/15/2010 9:40:58 AM
exchange-cowbell5	$25.00	$25.00	6/15/2010 8:48:25 AM
fairness-atmosphere	$25.00	$25.00	6/15/2010 9:25:02 AM
loan-eagle9	$25.00	$25.00	6/15/2010 10:53:46 AM
credit-missile	$79.56	$79.56	6/15/2010 9:43:48 AM
Leshan	$72.59	$72.59	6/15/2010 3:18:35 PM
mammalian4	$50.00	$50.00	6/15/2010 1:59:23 PM
wlm3012	$25.00	$25.00	6/15/2010 2:57:01 PM
34 bids
Borrower Payment Dependent Notes Series 460466
This series of Notes was issued and sold upon the funding of the borrower loan #43025, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	May-28-2010
				Auction end date:	Jun-04-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$203.56
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$203.56

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2007	Debt/Income ratio:	14%
Basic (1-10):	5	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	3 / 3	Length of status:	1y 5m
Credit score:	640-659 (May-2010)	Total credit lines:	4	Occupation:	Police Officer/Corr...
Now delinquent:	0	Revolving credit balance:	$287	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	31%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	2
Screen name:	abundant-investment9	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Foundation Repairs
Purpose of loan:
This loan will be used to?
Repair the foundation on my house.
My financial situation:
I am a good candidate for this loan because?
I have a good, stable career.
Monthly net income: $
3700.00
Monthly expenses: $
??Housing: $ 400.00
??Insurance: $ 153.00
??Car expenses: $ 428.00
??Utilities: $ 100.00
??Phone, cable, internet: $?69.99
??Food, entertainment: $? 200.00
??Clothing, household expenses $?100.00
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, Why did you have bankruptcy & recent inquires? Thanks, - p2ploan-sensation211
A: Hello and thank you for looking at my loan listing. First, i have never had a bankruptcy, and have had one delinquincy in my past credit history. The delinquincy was while I was at the academy for my current job. I was unable to receive mail for a short peroid of time and missed the bill. The recent inquiry was from my work. I am twenty two and working in federal law enforcement. As part of the policy for my job i am required to have a travel card. The card is on my personal credit. (Jun-03-2010)
Q: how soon are you looking to repay the loan back? - neenee1981
A: Within the first year. (Jun-04-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

burrito6	$25.00	$25.00	5/28/2010 4:00:47 PM
kind-efficient-credit	$25.00	$25.00	5/28/2010 4:03:03 PM
SBT	$25.00	$25.00	5/28/2010 4:02:48 PM
marketplace-buckeye	$25.00	$25.00	5/28/2010 4:02:52 PM
swoosh	$25.00	$25.00	5/28/2010 4:02:58 PM
skuba	$25.00	$25.00	5/28/2010 4:03:42 PM
helping-out	$35.00	$35.00	5/28/2010 4:05:32 PM
friendly-worth3	$25.00	$25.00	5/28/2010 4:07:32 PM
Rogesparkguy	$25.00	$25.00	5/28/2010 9:21:51 PM
Caerus	$25.00	$25.00	5/28/2010 4:02:41 PM
Buffer10	$25.00	$25.00	5/28/2010 4:02:44 PM
treasure-hunter270	$25.00	$25.00	5/28/2010 4:08:11 PM
kindness-percolator5	$25.00	$25.00	5/29/2010 8:27:17 AM
nanda	$25.00	$25.00	5/28/2010 4:17:41 PM
vmann	$25.00	$25.00	5/28/2010 6:27:22 PM
gustavzantanon	$25.00	$25.00	5/29/2010 2:20:47 PM
108lender	$25.00	$25.00	5/28/2010 10:03:23 PM
Gibbyland	$50.00	$50.00	5/29/2010 3:10:24 PM
brightest-income-hunter	$25.00	$25.00	5/29/2010 3:34:21 PM
IIP77	$25.00	$25.00	5/29/2010 9:22:44 AM
r0b3m4n	$25.00	$25.00	5/30/2010 10:37:45 AM
HHP	$25.00	$25.00	5/29/2010 2:54:54 PM
time4aloan	$25.00	$25.00	5/30/2010 10:39:13 AM
Aleut	$50.00	$50.00	5/29/2010 4:17:36 PM
ericb674	$25.00	$25.00	5/30/2010 3:51:41 PM
Redmond	$25.00	$25.00	5/31/2010 4:26:56 AM
nunnie	$25.00	$25.00	5/31/2010 9:18:38 AM
texrob20	$25.00	$25.00	5/30/2010 10:37:13 AM
simplelender80	$50.00	$50.00	5/31/2010 12:37:52 PM
wdfraser	$25.00	$25.00	5/31/2010 12:17:19 PM
bedframe	$25.00	$25.00	5/30/2010 6:56:41 PM
zone6	$100.00	$100.00	5/30/2010 7:33:43 PM
FinDoc	$25.00	$25.00	5/31/2010 4:17:04 PM
lcole32	$25.00	$25.00	5/31/2010 12:17:06 PM
loan-kung-fu	$25.00	$25.00	5/31/2010 4:28:06 PM
SolarMoonshine	$25.00	$25.00	6/2/2010 10:35:41 AM
wlm3012	$25.00	$25.00	6/3/2010 6:44:55 AM
vigilance-searcher	$25.00	$25.00	6/3/2010 12:02:32 PM
Leshan	$33.33	$33.33	6/3/2010 5:26:41 PM
epic-payout	$47.01	$47.01	6/3/2010 5:32:39 PM
Lubava	$25.00	$25.00	6/4/2010 5:34:45 AM
Bob450	$25.00	$25.00	6/4/2010 6:34:07 AM
well-mannered-income3	$40.00	$40.00	6/4/2010 8:05:02 AM
investment-cluster	$25.00	$25.00	6/4/2010 1:30:36 PM
friendinmoney	$25.00	$25.00	6/4/2010 1:36:20 PM
punjab	$491.91	$491.91	6/4/2010 3:54:43 PM
Land_on_your_feet	$30.00	$30.00	6/4/2010 1:39:18 PM
credit-missile	$25.00	$25.00	6/4/2010 11:08:41 AM
ore-dojo	$25.00	$25.00	6/4/2010 1:19:08 PM
Ray3486	$25.00	$25.00	6/4/2010 2:57:23 PM
sensational-peace6	$50.00	$50.00	6/4/2010 3:43:11 PM
RMB-Investments	$25.00	$25.00	5/28/2010 4:00:49 PM
gelidfrank	$25.00	$25.00	5/28/2010 4:02:50 PM
phredd	$25.00	$25.00	5/28/2010 4:02:56 PM
Diamond_Jim	$25.00	$25.00	5/28/2010 4:03:00 PM
inspiring-reward	$200.00	$200.00	5/28/2010 4:03:06 PM
platinum-genetics	$50.00	$50.00	5/28/2010 4:05:29 PM
autonomous-truth	$50.00	$50.00	5/28/2010 4:07:33 PM
genuine-responsibility8	$50.00	$50.00	5/28/2010 4:07:41 PM
TribecaFunding	$25.00	$25.00	5/28/2010 4:17:43 PM
beyondmanagement	$25.00	$25.00	5/28/2010 4:56:47 PM
kt103099	$25.00	$25.00	5/28/2010 4:37:04 PM
reward-adventure	$25.00	$25.00	5/28/2010 4:02:42 PM
PRGuyinVA	$25.00	$25.00	5/28/2010 4:02:46 PM
shrewd-peace7	$25.00	$25.00	5/29/2010 5:11:41 AM
DeltaComputerGuy	$25.00	$25.00	5/29/2010 7:51:53 AM
A007	$25.00	$25.00	5/28/2010 4:07:59 PM
reflective-rupee	$100.00	$100.00	5/28/2010 4:24:32 PM
social-conductor4	$25.00	$25.00	5/28/2010 6:27:26 PM
selfmademan	$25.00	$25.00	5/29/2010 2:24:51 PM
1nvest	$25.00	$25.00	5/29/2010 2:20:36 PM
hard-working-loot	$25.00	$25.00	5/29/2010 3:34:10 PM
Artist_Blue	$25.00	$25.00	5/29/2010 3:57:04 PM
gotjack	$25.00	$25.00	5/29/2010 10:21:55 AM
youthful-greenback3	$25.00	$25.00	5/29/2010 9:11:42 PM
LuvToLend	$25.00	$25.00	5/30/2010 10:39:08 AM
systemlender	$25.00	$25.00	5/30/2010 6:46:41 PM
robust-trade	$43.35	$43.35	5/30/2010 5:28:54 PM
Midwestvalues	$90.85	$90.85	5/29/2010 7:26:42 PM
AlexTrep	$25.00	$25.00	5/31/2010 11:21:44 AM
tuneman1980	$25.00	$25.00	5/31/2010 3:53:13 PM
p2ploan-leaper	$25.00	$25.00	5/31/2010 12:56:40 PM
Viamin	$25.00	$25.00	5/31/2010 1:33:03 PM
famous-bill	$50.00	$50.00	5/31/2010 3:47:02 PM
sgf	$25.00	$25.00	5/31/2010 4:14:27 PM
zone6	$100.00	$85.56	5/31/2010 9:57:12 PM
jeffe43	$50.00	$50.00	6/1/2010 3:13:33 PM
AdamsWay	$50.00	$50.00	6/2/2010 9:58:54 AM
unger	$50.00	$50.00	6/2/2010 7:21:07 PM
ledesma31	$100.00	$100.00	6/3/2010 6:02:09 AM
marwadi-62	$100.00	$100.00	6/3/2010 7:06:12 PM
foldingbenny2	$65.00	$65.00	6/4/2010 8:26:07 AM
realtormoises	$25.00	$25.00	6/4/2010 9:55:59 AM
credit-missile	$50.20	$50.20	6/4/2010 11:07:44 AM
redcat57	$25.00	$25.00	6/4/2010 1:29:05 PM
DasMula	$25.00	$25.00	6/4/2010 3:29:28 PM
melodious-bid	$51.14	$51.14	6/4/2010 6:57:58 AM
ultimate-dough0	$25.00	$25.00	6/4/2010 12:25:16 PM
reflective-rupee	$100.00	$100.00	6/4/2010 9:28:18 AM
Charlie0084	$25.00	$25.00	6/4/2010 1:38:15 PM
Core-Marketing	$111.65	$111.65	6/4/2010 12:43:49 PM
riveting-credit5	$300.00	$300.00	6/4/2010 3:57:03 PM
102 bids
Borrower Payment Dependent Notes Series 461086
This series of Notes was issued and sold upon the funding of the borrower loan #43013, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Jun-03-2010
				Auction end date:	Jun-10-2010

Starting lender yield:	33.29%	Starting borrower rate/APR:	34.29% / 38.42%	Starting monthly payment:	$44.84
Final lender yield:	23.98%	Final borrower rate/APR:	24.98% / 28.88%	Final monthly payment:	$39.75

Auction yield range:	13.99% - 33.29%	Estimated loss impact:	15.08%
Lender servicing fee:	1.00%	Estimated return:	8.90%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2007	Debt/Income ratio:	34%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	4 / 3	Length of status:	0y 8m
Credit score:	640-659 (Jun-2010)	Total credit lines:	8	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	return-comforter	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my accumulated debt
Purpose of loan:
This loan will be used to pay back my accumulated debt due to a medical emergency. The emergency caused me to use the money I paid my bills with and now I have gotten behind.

My financial situation:
I am a good candidate for this loan because I work hard...I always?paid my payments on time until?the?incident and I strive to be financially stable.?

Monthly net income: $1200

Monthly expenses: $
??Housing: $0????
??Insurance: $0
??Car expenses: $187
??Utilities: $0?????
??Phone, cable, internet: $0
??Food, entertainment: $0
??Clothing, household expenses $0
??Credit cards and other loans: $220
??Other expenses: $0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: r-c, how come no housing expense? And......... see my page. thank you. - Tono
A: Thank you for visiting my listing. And to answer your question, I have no housing expenses because I live with my parents. They pay for the utilities and food. (Jun-04-2010)
Q: thank you for the reply. Every month, you clear almost as much as you want to borrow. Why borrow? And again............. SEE MY PAGE, please. t. - Tono
A: My monthly bills are $450. The reason I want to borrow is firstly because I want to pay my bills a few months ahead of time in case I run into another crisis...then I wont have to stress and worry about my bills being paid on time because they will already be paid. Secondly my fiance's vehicle needs to be put in the garage which will cost on average $300. Thirdly I want to borrow money because I really want to increase my credit score and build my rep as a responsible borrower. Thank You. (Jun-04-2010)
Q: thank you for the detailed replies. Seems your monthly expenses are around $400, right? That's what my page would have asked for. good luck. - Tono
A: Thank you so much for the bid...Im going to keep my fingers crossed and hope for the best. (Jun-05-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

order-bee1	$200.00	$157.09	6/5/2010 3:24:53 PM
GS-ROCK	$25.00	$25.00	6/7/2010 8:27:13 AM
transaction-circuit	$25.00	$25.00	6/7/2010 3:34:32 PM
realtormoises	$25.00	$25.00	6/8/2010 6:56:52 PM
Glenn_Graham	$51.14	$51.14	6/9/2010 6:43:47 AM
ds5184	$25.00	$25.00	6/9/2010 3:11:04 PM
jdtrip03	$51.00	$51.00	6/9/2010 6:13:10 PM
exchange-cowbell5	$25.00	$25.00	6/9/2010 6:37:53 PM
Isaac007	$50.00	$50.00	6/10/2010 2:51:04 AM
MattProsper	$50.00	$50.00	6/9/2010 9:10:53 PM
run_dmc	$100.00	$100.00	6/10/2010 12:49:37 PM
TecMula	$25.00	$25.00	6/4/2010 7:44:45 AM
onecooldrink	$25.00	$25.00	6/8/2010 11:08:03 PM
mrpowers5531	$25.00	$25.00	6/9/2010 12:31:19 PM
evergreen16	$50.00	$50.00	6/9/2010 9:57:01 PM
PotBellyPete	$35.00	$35.00	6/10/2010 11:51:58 AM
wlm3012	$25.00	$25.00	6/10/2010 12:17:22 PM
BigBizBuilder	$55.77	$55.77	6/10/2010 12:46:27 AM
Leshan	$25.00	$25.00	6/10/2010 9:31:09 AM
ultimate-peace	$100.00	$100.00	6/10/2010 2:55:03 PM
MTF	$25.00	$25.00	6/10/2010 3:46:49 PM
wwwUniversal	$25.00	$25.00	6/10/2010 3:52:56 PM
22 bids
Borrower Payment Dependent Notes Series 461242
This series of Notes was issued and sold upon the funding of the borrower loan #42975, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jun-04-2010
				Auction end date:	Jun-11-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$113.09

Auction yield range:	13.99% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1996	Debt/Income ratio:	34%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	9 / 8	Length of status:	1y 11m
Credit score:	620-639 (May-2010)	Total credit lines:	52	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$8,832	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	98%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	4
Screen name:	Bratt79	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	620-639 (Latest)
Principal borrowed:	$1,800.00	< 31 days late:	0 ( 0% )	600-619 (Apr-2010) 620-639 (Aug-2008)
Principal balance:	$985.90	31+ days late:	0 ( 0% )
Total payments billed:	20
Description
Getting Married!
Purpose of loan:
This loan will be to pay for a wedding sept 18, 2010. ?

My financial situation:
I am a good candidate for this loan because, I and my fiance both work Full Time jobs while raising 2 kids and going to school.?This is my second loan with Prosper and I have a 100% re-payment history. You cant go wrong with investing with my loan. Great return!
Monthly net income: $ for the household $3500

Monthly expenses: $
??Housing: $ 725.00
??Insurance: $ 150.00
??Car expenses: $ 250.00, 1 car payment
??Utilities: $ 85.00
??Phone, cable, internet: $?45, we live with just basic?cable and internet :)
??Food, entertainment: $ 200, we always cook at home and rarely go out for entertainment
??Clothing, household expenses $?0
??Credit cards and other loans: $ 250
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please publicly address the negative aspects of your credit report: delinquencies, public record, and why your revolving credit balance is so high and how you'd be able to pay back both. Thank you. - shawnw2
A: BK was filed with ex-husband in April 2007, all debts contained in BK were dismissed by court, but stay on my credit file for 7 years. I have had NO negative activity since the BK and the divorce in June 2008. I cant explain revoling credit, other than I pay all my bills on time and that debt to income ratio doesnt include that my household now has to incomes, (My soon to be be husbands, which this loan is for). My credit rating is still recovering but has countined to improve. Hope that helps. (Jun-08-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

green-thoughtful-yield	$50.00	$50.00	6/4/2010 4:05:32 PM
principal-mermaid	$100.00	$100.00	6/4/2010 6:48:25 PM
income-pillow	$50.00	$50.00	6/6/2010 7:49:50 PM
jhouman	$25.00	$25.00	6/8/2010 12:40:33 PM
shawnw2	$40.00	$40.00	6/9/2010 1:21:52 AM
shawnw2	$88.75	$88.75	6/9/2010 11:32:01 AM
red-favorable-basis	$25.00	$25.00	6/8/2010 10:51:41 PM
realtormoises	$25.00	$25.00	6/9/2010 4:35:32 PM
nbcnottv	$46.39	$46.39	6/9/2010 5:12:21 PM
SolarMoonshine	$25.00	$25.00	6/10/2010 10:08:41 AM
lucrative-loan	$25.00	$25.00	6/10/2010 9:36:52 AM
Sagenius	$25.00	$25.00	6/10/2010 9:49:50 AM
yungtiger	$100.00	$100.00	6/11/2010 8:30:48 AM
return-grizzly	$1,300.00	$687.87	6/11/2010 2:33:10 PM
wwwUniversal	$25.00	$25.00	6/11/2010 2:35:01 PM
Leshan	$25.00	$25.00	6/11/2010 6:37:43 AM
fireferd	$50.00	$50.00	6/11/2010 3:27:33 PM
goodhearted-basis4	$25.00	$25.00	6/11/2010 10:39:42 AM
JohnQGalt	$50.00	$50.00	6/11/2010 3:37:17 PM
CommunityArts_Non-profit	$50.00	$50.00	6/6/2010 8:37:19 AM
rustysailor	$25.00	$25.00	6/5/2010 5:23:13 PM
UCLA4life	$25.00	$25.00	6/8/2010 3:07:02 PM
Marfloogan	$25.00	$25.00	6/9/2010 2:29:42 PM
zone6	$100.00	$100.00	6/9/2010 6:36:42 PM
shawnw2	$75.00	$75.00	6/9/2010 6:31:33 PM
ohmarkybaby	$25.00	$25.00	6/10/2010 4:24:29 AM
mrxtravis	$35.55	$35.55	6/10/2010 1:59:18 PM
investment-visionary	$25.06	$25.06	6/10/2010 9:09:22 PM
Skeptical-one	$25.00	$25.00	6/11/2010 10:55:05 AM
Frosty	$25.00	$25.00	6/11/2010 1:52:07 PM
Aberdeen	$400.00	$400.00	6/11/2010 2:35:03 PM
Lubava	$50.00	$50.00	6/11/2010 8:14:23 AM
NekHoldings	$25.00	$25.00	6/11/2010 5:17:37 AM
Mikale360	$25.00	$25.00	6/11/2010 2:39:41 PM
branaa99	$25.00	$25.00	6/11/2010 3:26:29 PM
dubois31	$26.38	$26.38	6/11/2010 1:38:37 PM
rustysailor	$25.00	$25.00	6/11/2010 2:57:39 PM
37 bids
Borrower Payment Dependent Notes Series 461432
This series of Notes was issued and sold upon the funding of the borrower loan #42972, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,250.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-07-2010
				Auction end date:	Jun-14-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 29.84%	Starting monthly payment:	$215.74
Final lender yield:	19.99%	Final borrower rate/APR:	20.99% / 23.24%	Final monthly payment:	$197.77

Auction yield range:	10.98% - 26.50%	Estimated loss impact:	10.48%
Lender servicing fee:	1.00%	Estimated return:	9.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2002	Debt/Income ratio:	18%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	10 / 8	Length of status:	2y 4m
Credit score:	740-759 (Jun-2010)	Total credit lines:	15	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$755	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	41%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	telehog17	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	740-759 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	600-619 (May-2008)
Principal balance:	$3,057.72	31+ days late:	0 ( 0% )
Total payments billed:	24
Description
Painting exterior of house
Purpose of loan:
The city in which my husband and I live is requiring that we have our house painted this summer. As this is an unexpected project for us to complete we do not have enough money saved to complete the work the whole project is going to cost $9,850, we will be paying for the remainder of the project from our savings.
My financial situation:
I am a great candidate because I have a great credit history and never miss any payments. I am not sure why I have a rating of ?D?.
Monthly net income: $5500
My take home pay $3000/Month
Husbands Take home pay $2500/Month

Monthly expenses: $4520
??Housing: $ 1,100
??Insurance: $ 300
??Car expenses: $250
??Utilities: $250
??Phone, cable, internet: $70
??Food, entertainment: $350
??Credit cards and other loans: $1200
??Other expenses: $1000
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi my question, are you and your husband going to do any of the work? If so just how mutch? - 1-HARD-HEAD
A: my husband will be working with the contractor throughout the whole project, as an employee of the contractor for a reduction of the cost, which was calculated into our estimate we received. (Jun-09-2010)
Q: Can you explain why the city can force you to paint your house? That is a new one on me. Is it historic, or in a historic district? - alpinaut
A: They can force you by giving you a citation and stating on that citation if it is not done by said date, they will fine you. Luckily for us they has extended the deadline so we can finish the project,we just had to show them we were working on the project. The city we are living in is going through a clean up the city project, last fall they made all residents have their sewer pipes inspected and if any problems occurred they needed to be fixed and city would pay for half. (Jun-12-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fortytwo	$200.00	$200.00	6/7/2010 4:13:11 PM
enthusiastic-balance5	$200.00	$200.00	6/8/2010 6:28:39 AM
RichMaker1	$60.00	$60.00	6/8/2010 9:43:32 AM
SolarMoonshine	$25.00	$25.00	6/8/2010 9:53:30 AM
cognizant-rate732	$50.00	$50.00	6/8/2010 12:09:22 PM
twjh	$25.00	$25.00	6/8/2010 1:44:57 PM
MattProsper	$100.00	$100.00	6/8/2010 3:07:40 PM
CA_Lender	$25.00	$25.00	6/8/2010 3:20:35 PM
bountiful-community	$675.00	$222.39	6/9/2010 11:51:48 AM
wlm3012	$25.00	$25.00	6/10/2010 8:11:46 AM
JohnQGalt	$50.00	$50.00	6/11/2010 3:21:34 PM
Spraydawg	$173.75	$173.75	6/12/2010 8:49:05 AM
catnip007	$25.03	$25.03	6/12/2010 6:25:16 AM
Speedfreak	$25.00	$25.00	6/11/2010 6:27:25 PM
vest_vortex	$25.00	$25.00	6/12/2010 11:25:07 AM
silver-boots	$25.00	$25.00	6/12/2010 6:17:16 AM
ptjg	$50.00	$50.00	6/13/2010 2:39:50 AM
alpinaut	$25.00	$25.00	6/12/2010 1:56:55 PM
wach	$25.00	$25.00	6/13/2010 7:13:04 AM
Ray3486	$25.00	$25.00	6/14/2010 7:24:20 AM
credit-coach118	$35.00	$35.00	6/14/2010 8:44:34 AM
Silverling6	$25.00	$25.00	6/14/2010 9:44:24 AM
enthralling-investment	$50.00	$50.00	6/14/2010 11:31:24 AM
galloping_unicorns_batman	$65.00	$65.00	6/14/2010 12:15:56 PM
silver-parsec	$25.00	$25.00	6/14/2010 12:43:06 PM
grampy48	$50.00	$50.00	6/14/2010 7:13:57 AM
red-favorable-basis	$25.00	$25.00	6/14/2010 1:37:09 PM
Leshan	$100.00	$100.00	6/14/2010 8:10:42 AM
loanman2007	$100.00	$100.00	6/14/2010 9:10:10 AM
DasMula	$25.00	$25.00	6/14/2010 3:09:45 PM
investment-cluster	$25.00	$25.00	6/14/2010 3:32:37 PM
brightest-dignified-penny	$25.00	$25.00	6/14/2010 3:43:01 PM
vigilance-searcher	$25.00	$25.00	6/13/2010 10:16:46 PM
commanding-income774	$25.00	$25.00	6/14/2010 9:56:07 AM
kwan	$35.00	$35.00	6/14/2010 3:52:38 PM
Moe87	$25.00	$25.00	6/14/2010 3:57:39 PM
wlm3012	$25.00	$25.00	6/14/2010 10:27:26 AM
exchange-cowbell5	$25.00	$25.00	6/14/2010 10:44:28 AM
tomoe	$25.00	$25.00	6/14/2010 7:50:29 AM
sdcc72	$25.00	$25.00	6/14/2010 8:06:32 AM
jcw3rd	$25.00	$25.00	6/14/2010 8:50:32 AM
PotBellyPete	$50.00	$50.00	6/14/2010 1:31:36 PM
DackoDenk	$25.00	$25.00	6/14/2010 1:40:40 PM
AtmaSingshu	$25.00	$25.00	6/14/2010 10:42:14 AM
stu6703	$29.38	$29.38	6/14/2010 2:05:12 PM
124SpiderMan	$35.89	$35.89	6/14/2010 10:52:41 AM
credit-missile	$50.00	$50.00	6/14/2010 2:37:22 PM
pietro_torna_indietro	$37.47	$37.47	6/14/2010 11:18:05 AM
heerzaquestion	$25.00	$25.00	6/14/2010 3:35:58 PM
draggon77	$25.00	$25.00	6/14/2010 1:00:58 PM
sensational-peace6	$50.00	$50.00	6/14/2010 3:03:11 PM
MONEY_IN_THE_BANK	$25.00	$25.00	6/14/2010 3:46:42 PM
YoungTaxMan	$25.00	$25.00	6/14/2010 3:50:13 PM
foothillender	$25.00	$25.00	6/7/2010 4:52:08 PM
vine99	$65.00	$65.00	6/7/2010 9:04:10 PM
MoneyForNothing	$27.42	$27.42	6/7/2010 9:58:22 PM
golffish2	$100.00	$100.00	6/8/2010 10:52:53 AM
Aberdeen	$400.00	$400.00	6/8/2010 9:47:27 AM
jhouman	$25.00	$25.00	6/8/2010 12:40:39 PM
simiray	$30.00	$30.00	6/8/2010 2:35:53 PM
RedCentre	$250.00	$250.00	6/9/2010 2:03:31 PM
truth-trapper	$50.00	$50.00	6/12/2010 6:55:04 AM
BlueProteus	$25.00	$25.00	6/13/2010 9:05:42 PM
fairness-atmosphere	$25.00	$25.00	6/14/2010 8:24:04 AM
Chesterite	$36.00	$36.00	6/12/2010 9:27:48 PM
113121	$500.00	$500.00	6/13/2010 8:18:42 PM
JnJinvestments	$25.00	$25.00	6/13/2010 9:25:14 PM
Mr-Miracle	$25.00	$25.00	6/14/2010 12:17:39 PM
actl	$25.00	$25.00	6/14/2010 8:04:58 AM
LeoBUSIIT	$25.00	$25.00	6/14/2010 8:58:31 AM
ultimate-peace	$100.00	$100.00	6/14/2010 3:39:30 PM
integrity-doctor	$100.00	$100.00	6/14/2010 3:43:43 PM
worldly-gold	$100.00	$100.00	6/14/2010 3:44:47 PM
r1w	$25.00	$25.00	6/14/2010 10:08:07 AM
Bob450	$30.00	$30.00	6/14/2010 10:15:15 AM
Engineer44	$25.00	$25.00	6/14/2010 3:59:52 PM
credit-missile	$25.00	$25.00	6/14/2010 4:00:14 PM
2grindstones	$25.00	$25.00	6/14/2010 8:55:27 AM
unassuming-market7	$50.00	$50.00	6/14/2010 1:00:30 PM
principal-star	$25.00	$25.00	6/14/2010 10:29:23 AM
rapid-currency	$34.26	$34.26	6/14/2010 2:05:48 PM
mammalian4	$50.00	$50.00	6/14/2010 2:13:06 PM
jybank	$25.00	$25.00	6/14/2010 2:21:23 PM
lucky2	$25.00	$25.00	6/14/2010 2:24:37 PM
credit-missile	$58.41	$58.41	6/14/2010 2:36:18 PM
credit-missile	$25.00	$25.00	6/14/2010 2:38:32 PM
bondhedger	$25.00	$25.00	6/14/2010 11:55:08 AM
GABC-1	$100.00	$100.00	6/14/2010 3:41:42 PM
Great-White-Shark	$25.00	$25.00	6/14/2010 1:35:13 PM
mlj0671	$25.00	$25.00	6/14/2010 2:19:43 PM
balanced-balance6	$25.00	$25.00	6/14/2010 2:33:48 PM
Spinnaker	$50.00	$50.00	6/14/2010 3:26:40 PM
hillerod	$25.00	$25.00	6/14/2010 3:42:18 PM
LoanMoneyToYou	$25.00	$25.00	6/14/2010 3:44:40 PM
94 bids
Borrower Payment Dependent Notes Series 461696
This series of Notes was issued and sold upon the funding of the borrower loan #43031, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,350.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-08-2010
				Auction end date:	Jun-09-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.80%	Starting monthly payment:	$43.06
Final lender yield:	3.98%	Final borrower rate/APR:	4.98% / 7.52%	Final monthly payment:	$40.45

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.09%
Lender servicing fee:	1.00%	Estimated return:	1.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1993	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	14 / 13	Length of status:	0y 0m
Credit score:	700-719 (Jun-2010)	Total credit lines:	33	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$27,573	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	best-encouraging-velocity	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
This loan will be used to pay off a 401k loan from my previous employer that is due 30 days from my separation date. I have worked as a pharmacy technician for 5 years and have just moved from a corporation to a local independent pharmacy?with the pharmacists I previously worked for. I expect to pay this loan off much quicker than the normal 3 year period. Thanks for your consideration.
Information in the Description is not verified.
Friends And Family Winning Bids
let_it_ride has bid a total of $675.00 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

let_it_ride	$675.00	$675.00	6/9/2010 10:21:02 AM
LoanDawg	$675.00	$675.00	6/9/2010 10:28:22 AM
2 bids
Borrower Payment Dependent Notes Series 461702
This series of Notes was issued and sold upon the funding of the borrower loan #43010, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,700.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Jun-08-2010
				Auction end date:	Jun-15-2010

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$97.61
Final lender yield:	11.50%	Final borrower rate/APR:	12.50% / 14.64%	Final monthly payment:	$90.32

Auction yield range:	5.98% - 17.00%	Estimated loss impact:	5.19%
Lender servicing fee:	1.00%	Estimated return:	6.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1984	Debt/Income ratio:	20%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	8 / 8	Length of status:	15y 5m
Credit score:	760-779 (Jun-2010)	Total credit lines:	42	Occupation:	Retail Management
Now delinquent:	1	Revolving credit balance:	$6	Stated income:	$50,000-$74,999
Amount delinquent:	$716	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	26
Screen name:	jrw1217	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	26 ( 100% )	760-779 (Latest)
Principal borrowed:	$6,100.00	< 31 days late:	0 ( 0% )	700-719 (Jun-2008) 680-699 (Apr-2008) 720-739 (Oct-2007)
Principal balance:	$1,034.54	31+ days late:	0 ( 0% )
Total payments billed:	26
Description
new windows
Purpose of loan:
This loan will be used to buy new windows to take advantage of the energy tax credit

My financial situation:
I am a good candidate for this loan because I have paid back my loans through prosper on a timely basis.? My past delinquent accounts were from over 5 years ago and were due to a bad business investment which I am completely out of. ? I have worked hard to show my creditworthiness since these occurred.?
I did not know about a current delinquent account until I saw it on Prosper.? I just looked at my Transunion Credit report and saw it was from a old doctor bill.? I never received this because they sent it to the wrong address.? I paid this today with monies from my health savings account so it will not affect my financial situation.? Unfortunately it will take 30 days to show this was paid and remove it from my credit report which they said they would do since it was never sent to me.
Please look at my track record with Prosper. You will see that you will earn a good return and you will be paid back in a timely manner.
Monthly net income: $ 2800 ???? ????

Monthly expenses: $ 1500
??Housing: $ 600
??Insurance: $ 50
??Car expenses: $ 150
??Utilities: $? 75
??Phone, cable, internet: $ 50
??Food, entertainment: $ 150
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 150
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

crdcteng	$50.00	$50.00	6/10/2010 5:09:57 PM
power-cell	$43.00	$43.00	6/12/2010 5:56:56 AM
Catalina_Enterprises	$100.00	$100.00	6/12/2010 10:22:43 AM
Sealion	$50.00	$50.00	6/12/2010 10:47:47 AM
big-lendin	$50.00	$50.00	6/12/2010 6:13:50 AM
Lender0307	$25.00	$25.00	6/13/2010 11:50:07 AM
Sven79	$50.00	$50.00	6/14/2010 4:42:44 PM
grampy48	$25.00	$25.00	6/15/2010 7:07:23 AM
portfolio-turbine	$25.00	$25.00	6/15/2010 7:31:44 AM
SongBirdProphecy	$25.00	$25.00	6/14/2010 10:28:22 PM
Schwamie	$62.21	$62.21	6/14/2010 7:54:45 PM
martymaniaman	$50.00	$50.00	6/15/2010 6:29:55 AM
Nasdaq	$25.00	$25.00	6/15/2010 7:08:36 AM
Occhy	$25.00	$25.00	6/15/2010 8:08:50 AM
djkaiser	$39.08	$39.08	6/15/2010 11:23:37 AM
bountiful-community	$150.00	$150.00	6/15/2010 12:48:30 PM
JohnQGalt	$75.00	$75.00	6/15/2010 1:03:31 PM
mammalian4	$50.00	$50.00	6/15/2010 9:27:09 AM
boomarang2	$25.00	$25.00	6/15/2010 10:26:18 AM
Realty24	$60.00	$60.00	6/15/2010 3:58:51 PM
buckyhead2000	$25.00	$25.00	6/8/2010 4:17:34 PM
Aberdeen	$400.00	$400.00	6/10/2010 4:53:36 PM
lender12345	$25.00	$25.00	6/10/2010 9:05:31 PM
benjamin67	$28.47	$28.47	6/11/2010 12:28:27 PM
loanman2007	$150.00	$150.00	6/11/2010 11:10:35 AM
buphigam	$27.94	$27.94	6/12/2010 1:40:41 PM
bondhedger	$25.00	$25.00	6/12/2010 1:52:51 PM
economy-caper9	$25.00	$25.00	6/14/2010 8:44:23 PM
G-Love	$500.00	$500.00	6/15/2010 8:14:40 AM
oceanside	$25.00	$25.00	6/14/2010 6:07:24 PM
exchange-cowbell5	$25.00	$25.00	6/15/2010 8:47:40 AM
KaChingInvestments	$25.00	$25.00	6/15/2010 5:39:10 AM
crw1950	$50.00	$45.01	6/15/2010 7:41:14 AM
DoctorJoe	$25.00	$25.00	6/15/2010 10:54:02 AM
runbix7	$25.00	$25.00	6/15/2010 10:58:51 AM
KFB_Investments	$56.79	$56.79	6/15/2010 8:20:01 AM
the-charming-integrity	$25.00	$25.00	6/15/2010 1:02:25 PM
colorfulgardener	$25.00	$25.00	6/15/2010 3:10:53 PM
mort317	$60.00	$60.00	6/15/2010 3:21:21 PM
mbf2234	$25.00	$25.00	6/15/2010 10:06:37 AM
FinanceEngine	$25.00	$25.00	6/15/2010 12:52:20 PM
StrongMonty	$25.00	$25.00	6/15/2010 1:50:18 PM
capital-kingdom	$25.00	$25.00	6/15/2010 3:00:34 PM
exact-peso2	$27.50	$27.50	6/15/2010 2:15:40 PM
1phantom	$25.00	$25.00	6/15/2010 3:55:19 PM
45 bids
Borrower Payment Dependent Notes Series 461720
This series of Notes was issued and sold upon the funding of the borrower loan #43019, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jun-08-2010
				Auction end date:	Jun-15-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71
Final lender yield:	24.93%	Final borrower rate/APR:	25.93% / 28.25%	Final monthly payment:	$120.76

Auction yield range:	13.98% - 34.00%	Estimated loss impact:	15.83%
Lender servicing fee:	1.00%	Estimated return:	9.10%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1979	Debt/Income ratio:	25%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	11 / 11	Length of status:	3y 9m
Credit score:	620-639 (Jun-2010)	Total credit lines:	26	Occupation:	Teacher's Aide
Now delinquent:	1	Revolving credit balance:	$6,920	Stated income:	$25,000-$49,999
Amount delinquent:	$119	Bankcard utilization:	76%
Public records last 12m / 10y:	0/ 3	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	CHAZFNC	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	35 ( 100% )	620-639 (Latest)
Principal borrowed:	$1,500.00	< 31 days late:	0 ( 0% )	600-619 (May-2007)
Principal balance:	$56.27	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Tired of credit cards and fees...
Purpose of loan:
This loan will be used to? To pay off a combination of credit cards and/loans plus?associated fees I have been paying monthly, for years. Combinations of consolidations will save me?between $75 to?$130 after payment to Prosper, without having some of the pesky add on fees I have been paying for years because of past financial problems.

??? I am having no trouble keeping up on my bills. I travel to Florida now every summer for a month and have borrowed for that several times. The current Prosper loan soon to be paid off was for my first trip to Florida three years ago. My plans are to move to Florida in a year or two, as I can work as an aide or substitute teacher in any school district in the country. I have since started drawing some Social Security. I?have five grandchildren and spend liberally on them in gifts and golfing with a few of them.?????
??? During this last school employment year, I was doubling down on minimum payments on most of my credit cards.?I have been returned for my fourth year as a teachers aide, for school year 2010-2011,?and I love it and the summer months off for golf and travel!!?????
??? My health is very good, although I have gained too much weight and have started a daily walk routine and eating less.?????
??? I also travel to Ohio for a few weeks, several times a year. I moved from Ohio to Illinois just over five years ago to be near my son, daughter, and the grandkids.?????
??? I am now seven years past financial difficulties which have kept my credit rating lower, but have not missed any payments to anyone since.???

My financial situation:
I am a good candidate for this loan because?I have consistently made payments on time and have had a comfortable financial situation now for several years. My Fed and State back taxes have to do with not being able to pay for 2003 through 2005, as I saved everything I could to be able to move to Illinois in 2005, plus some unavoidable personal problems. I have now been paying for two years on each. Having completed a Four year college degree some 35 years ago have allowed me to stay employed through this bad economy, for which I am very thankful for.

Monthly net income: $ 2,500....[2009 taxes adjusted gross income was $34,600 ($19000+ from Civil Service Post Office Retriement; $14,000 from school employment; and $2,800 from Social Security]

Monthly expenses: $ 2200
??Housing: $?300????
??Insurance: $?20 renters ins.
??Car expenses: $ 200...Ins. and gas
??Utilities: $ 175
??Phone, cable, internet: $ 155
??Food, entertainment: $ 250
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 700
??Other expenses: $ 100
? Back taxes, penalties, and interest to IRS and State of Ohio...$300
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you please explain the currently listed delinquency? - money-baron
A: If you are referring to the $119, it is a charge for phone service for my ex-wife, in my name, that was supposed to have been paid by her when I left Toledo, Oh to move to Illinois in 2005. Quite frankly, I had forgotten about that and have not taken time to try to get it off my record. I should have just paid it as it is the only blemish on my accounts since 2003. (Jun-09-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Aberdeen	$400.00	$400.00	6/13/2010 8:41:01 PM
LindaRicci	$25.00	$25.00	6/14/2010 4:31:29 PM
AlexTrep	$25.00	$25.00	6/14/2010 6:26:40 PM
exchange-dreams	$25.00	$25.00	6/14/2010 8:41:30 PM
red-favorable-basis	$25.00	$25.00	6/15/2010 9:39:49 AM
Rip128	$100.00	$100.00	6/15/2010 12:15:08 PM
exchange-cowbell5	$25.00	$25.00	6/15/2010 8:51:57 AM
Mikale360	$25.00	$25.00	6/15/2010 2:06:15 PM
tigercat	$50.00	$50.00	6/15/2010 2:51:49 PM
hamster	$25.53	$25.53	6/15/2010 3:02:28 PM
Kash2010lu	$35.00	$35.00	6/15/2010 3:14:43 PM
supreme-hope	$25.00	$25.00	6/15/2010 8:51:59 AM
RMI_Babylon	$25.00	$25.00	6/15/2010 3:35:28 PM
master648	$35.00	$35.00	6/15/2010 11:32:33 AM
Lender-Trader	$32.00	$32.00	6/15/2010 11:56:04 AM
PXM-Financial	$50.00	$50.00	6/15/2010 2:24:10 PM
sensational-peace6	$50.00	$50.00	6/15/2010 2:54:07 PM
1phantom	$25.00	$25.00	6/15/2010 3:59:57 PM
jhouman	$25.00	$25.00	6/9/2010 6:36:29 AM
jhouman	$25.00	$25.00	6/9/2010 4:39:14 PM
realtormoises	$25.00	$25.00	6/10/2010 5:33:57 PM
Aberdeen	$400.00	$400.00	6/13/2010 8:41:07 PM
myutmost	$44.13	$44.13	6/13/2010 11:17:50 AM
wlm3012	$25.00	$25.00	6/14/2010 10:47:58 AM
CoolPlexer	$25.00	$25.00	6/14/2010 5:47:26 PM
TecMula	$25.00	$25.00	6/14/2010 5:45:49 PM
briskdevl07	$25.00	$25.00	6/15/2010 7:15:54 AM
Sven79	$150.00	$150.00	6/14/2010 6:13:48 PM
MattProsper	$50.00	$50.00	6/14/2010 9:26:08 PM
Bait989	$25.00	$25.00	6/15/2010 6:21:43 AM
systematic-dough	$53.13	$53.13	6/15/2010 1:12:04 PM
Starfin-Capital-Management	$75.00	$75.00	6/15/2010 2:48:28 PM
CarlosCespedes	$25.00	$25.00	6/15/2010 2:52:32 PM
ultimate-peace	$300.00	$300.00	6/15/2010 2:53:07 PM
wlm3012	$25.00	$25.00	6/15/2010 2:54:57 PM
capital-kingdom	$25.00	$25.00	6/15/2010 2:56:41 PM
credit-missile	$53.02	$53.02	6/15/2010 3:23:07 PM
coasterman	$25.00	$25.00	6/15/2010 3:42:30 PM
JauaFlash	$34.75	$34.75	6/15/2010 9:13:26 AM
credit-coach118	$25.00	$25.00	6/15/2010 1:33:32 PM
JJ-Loans	$50.00	$50.00	6/15/2010 11:24:40 AM
TheArtOfLogic	$25.00	$25.00	6/15/2010 2:26:30 PM
CaliforniaSun	$25.00	$25.00	6/15/2010 2:44:58 PM
LetsDoThisTogether	$104.93	$104.93	6/15/2010 4:00:18 PM
msgslg68	$30.00	$30.00	6/15/2010 4:01:48 PM
jhernand17	$25.00	$25.00	6/15/2010 12:21:47 PM
credit-missile	$75.00	$75.00	6/15/2010 3:24:13 PM
jcw3rd	$25.00	$25.00	6/15/2010 3:41:20 PM
shrewd-income	$25.00	$25.00	6/15/2010 2:20:52 PM
sensational-peace6	$25.00	$25.00	6/15/2010 2:55:16 PM
Bob450	$25.00	$25.00	6/15/2010 3:16:53 PM
payout-bridge	$300.00	$77.51	6/15/2010 3:59:33 PM
52 bids
Borrower Payment Dependent Notes Series 461760
This series of Notes was issued and sold upon the funding of the borrower loan #42957, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-07-2010
				Auction end date:	Jun-14-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$101.06
Final lender yield:	22.00%	Final borrower rate/APR:	23.00% / 25.28%	Final monthly payment:	$96.77

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.53%
Lender servicing fee:	1.00%	Estimated return:	11.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-2001	Debt/Income ratio:	Not calculated
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	0y 4m
Credit score:	700-719 (Jun-2010)	Total credit lines:	11	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$1,387	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	22%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	1
Screen name:	contract-tambourine	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Debt to Save for Wedding
Purpose of loan:
I don't want to pay to here and then pay to here.? I would like to simplify everything and consolidate my debt with one interest rate and pay it off as quickly as possible.? I am getting engaged and have a wedding to start planning and saving for so it would be nice to have my small amount of debt taken care of.? I am never ever late with my bills, there is one delinquency on my record from when I was very young and just getting credit cards for the first time.? It is about to fall off my record it is so old.??It is recommending a $100 payment a month but I am thinking more on the lines of $300 a month.

My financial situation:
I am a vary hard worker,?extremely organized and responsible. The debt that I have?was from being out of work last year (I moved to a different state and jobs are not easy to come by)?but I am working again and getting things in line.

Monthly net income: $ 1300

Monthly expenses: $
??Housing: $ 400
??Insurance: $ 0
??Car expenses: $ 100
??Utilities: $ 0
??Phone, cable, internet: $ 50
??Food, entertainment: $ 100
??Clothing, household expenses $ 0
??Credit cards and other loans: $ I pay everything that is left?in this category, I never pay the minium balance.? I would like to get this taken care of so that all of this money can start going?into my savings account.
??Other expenses: $ 50
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

simiray	$30.00	$30.00	6/8/2010 11:22:12 AM
shawnw2	$35.00	$35.00	6/8/2010 1:58:01 PM
loanman2007	$25.00	$25.00	6/9/2010 6:25:10 AM
szetheli	$157.00	$26.74	6/9/2010 6:48:16 PM
wlm3012	$25.00	$25.00	6/10/2010 8:34:49 AM
neorunner	$25.00	$25.00	6/11/2010 2:07:43 PM
mammalian4	$50.00	$50.00	6/12/2010 12:29:07 PM
onecooldrink	$25.00	$25.00	6/13/2010 9:21:23 PM
skaught	$33.00	$33.00	6/12/2010 7:19:08 PM
Mojo1	$25.00	$25.00	6/13/2010 6:11:20 AM
dough-shooter	$120.00	$120.00	6/12/2010 11:09:45 PM
investment-cluster	$25.00	$25.00	6/14/2010 3:35:15 PM
alphabet76	$32.23	$32.23	6/14/2010 3:55:41 PM
BrighterSuns	$25.00	$25.00	6/14/2010 1:33:19 PM
fillholdingsllc	$25.00	$25.00	6/14/2010 3:22:58 PM
order-bee1	$400.00	$400.00	6/14/2010 12:38:41 PM
revenue-sapling	$25.00	$25.00	6/14/2010 4:03:37 PM
shrewd-income	$100.00	$100.00	6/14/2010 3:41:18 PM
worldly-gold	$50.00	$50.00	6/14/2010 3:46:00 PM
SC2TX	$50.00	$50.00	6/14/2010 3:52:59 PM
SolarMoonshine	$25.00	$25.00	6/8/2010 10:06:14 AM
econgineer	$25.00	$25.00	6/9/2010 6:59:33 PM
integrity-doctor	$100.00	$100.00	6/11/2010 10:05:39 AM
vine99	$50.00	$50.00	6/10/2010 9:01:21 PM
MrPie	$25.00	$25.00	6/11/2010 3:20:06 AM
brightest-dignified-penny	$25.00	$25.00	6/11/2010 5:00:42 PM
marwadi-62	$100.00	$100.00	6/12/2010 10:11:32 AM
agent86a	$25.00	$25.00	6/12/2010 8:59:24 AM
purposeful-dedication	$25.00	$25.00	6/12/2010 2:56:24 PM
revenue-marauder0	$25.00	$25.00	6/13/2010 10:21:51 AM
SkinnyFish	$25.00	$25.00	6/13/2010 3:17:46 PM
vigilance-searcher	$25.00	$25.00	6/14/2010 10:35:05 AM
ultimate-peace	$600.00	$600.00	6/14/2010 3:45:05 PM
Leshan	$25.00	$25.00	6/14/2010 8:18:11 AM
noble-marketplace	$25.00	$25.00	6/14/2010 1:34:01 PM
goodhearted-basis4	$25.00	$25.00	6/14/2010 3:46:40 PM
DasMula	$25.00	$25.00	6/14/2010 3:48:51 PM
green-rapid-openness	$63.31	$63.31	6/14/2010 3:56:22 PM
shrewd-income	$109.72	$109.72	6/14/2010 3:42:26 PM
39 bids
Borrower Payment Dependent Notes Series 461816
This series of Notes was issued and sold upon the funding of the borrower loan #43016, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-09-2010
				Auction end date:	Jun-14-2010

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 17.17%	Starting monthly payment:	$86.66
Final lender yield:	13.95%	Final borrower rate/APR:	14.95% / 17.12%	Final monthly payment:	$86.60

Auction yield range:	3.98% - 14.00%	Estimated loss impact:	2.15%
Lender servicing fee:	1.00%	Estimated return:	11.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-2000	Debt/Income ratio:	54%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	21 / 17	Length of status:	6y 1m
Credit score:	740-759 (May-2010)	Total credit lines:	34	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$15,487	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	68%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	newest-unconquerable-p2ploan	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to...? pay off a high interest credit card.

My financial situation:
I am a good candidate for this loan because?I have had no lates, collections, or other negative marks on my credit. I have no outstanding collections and everything on my credit report is current.

Monthly net income: $ 4300

Monthly expenses: $ 2100
? Housing: $800
? Insurance: $100
? Car expenses: $200
? Utilities: $100
? Phone, cable, internet: $100
? Food, entertainment: $300
? Clothing, household expenses $200
? Credit cards and other loans: $300
? Other expenses: $?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

sociallender	$25.00	$25.00	6/9/2010 4:12:17 PM
luann199	$26.00	$26.00	6/9/2010 5:55:17 PM
lukeskywalkerkp	$100.00	$100.00	6/10/2010 8:48:54 PM
soccermom33	$25.00	$25.00	6/11/2010 11:54:14 AM
STAN7366	$100.00	$100.00	6/12/2010 10:10:59 AM
Catalina_Enterprises	$100.00	$100.00	6/12/2010 10:27:26 AM
revenue-sapling	$25.00	$25.00	6/11/2010 8:23:02 PM
Harpersferry	$54.00	$54.00	6/12/2010 3:14:08 PM
Ven58	$25.00	$25.00	6/12/2010 10:11:28 AM
STAN7366	$100.00	$100.00	6/12/2010 10:39:05 AM
dynrep	$50.00	$50.00	6/14/2010 8:35:01 AM
dynrep	$25.00	$25.00	6/14/2010 8:35:25 AM
payment-halo	$25.00	$25.00	6/12/2010 5:41:59 PM
rockhound84	$25.00	$25.00	6/13/2010 12:07:20 PM
mistifilio	$25.00	$25.00	6/13/2010 3:56:18 PM
Frankk2	$25.00	$25.00	6/14/2010 8:11:36 AM
wwwUniversal	$25.00	$25.00	6/14/2010 8:46:02 AM
nolahelper	$25.00	$25.00	6/14/2010 6:17:01 AM
FinanceEngine	$25.00	$25.00	6/14/2010 9:59:42 AM
thebeauty	$25.00	$25.00	6/14/2010 2:16:28 PM
MC7608	$40.00	$40.00	6/14/2010 2:31:36 PM
MONEY_IN_THE_BANK	$25.00	$25.00	6/14/2010 3:58:00 PM
back-scratchers	$25.00	$25.00	6/14/2010 5:35:31 PM
brightest-dignified-penny	$25.00	$25.00	6/14/2010 4:14:47 PM
vest_vortex	$25.00	$25.00	6/14/2010 6:35:06 PM
chibear34	$25.00	$25.00	6/14/2010 7:06:09 PM
LindaRicci	$25.00	$25.00	6/14/2010 4:25:27 PM
LanceLink	$38.11	$38.11	6/14/2010 4:29:34 PM
snm2001	$25.00	$25.00	6/14/2010 5:15:30 PM
wonder3	$25.00	$25.00	6/14/2010 6:07:03 PM
organic-commerce2	$100.00	$6.20	6/14/2010 6:41:16 PM
lth35	$40.00	$40.00	6/14/2010 5:34:18 PM
smbau06	$50.00	$50.00	6/14/2010 6:34:56 PM
Quid-Pro-Quo	$25.00	$25.00	6/14/2010 6:49:50 PM
ommuruga	$53.69	$53.69	6/14/2010 8:37:18 PM
productive-finance	$25.00	$25.00	6/9/2010 4:11:06 PM
Approved	$50.00	$50.00	6/9/2010 4:11:09 PM
Isaac007	$25.00	$25.00	6/10/2010 2:49:49 AM
credit-coach118	$25.00	$25.00	6/10/2010 2:36:24 PM
sshgfwb	$25.00	$25.00	6/10/2010 9:39:56 AM
Mav26	$25.00	$25.00	6/10/2010 3:01:03 PM
happy-loyalty	$25.00	$25.00	6/11/2010 12:41:34 PM
fairness-swashbuckler	$150.00	$150.00	6/11/2010 7:54:50 PM
integrity-cowbell	$25.00	$25.00	6/11/2010 4:40:33 PM
SomebodysMom	$150.00	$150.00	6/12/2010 1:12:38 PM
one-midas	$25.00	$25.00	6/12/2010 9:22:55 PM
best-listing-toro	$25.00	$25.00	6/12/2010 9:44:47 AM
credit-observatory	$25.00	$25.00	6/13/2010 3:39:49 PM
Bank_Of_XL	$100.00	$100.00	6/13/2010 4:57:39 PM
dynrep	$25.00	$25.00	6/14/2010 8:35:14 AM
KDW08	$25.00	$25.00	6/14/2010 12:10:40 PM
asset-mammal	$25.00	$25.00	6/14/2010 8:17:51 AM
mcabery	$57.00	$57.00	6/14/2010 6:19:51 AM
mob205	$50.00	$50.00	6/14/2010 12:32:42 PM
worldly-gold	$50.00	$50.00	6/14/2010 4:18:51 PM
calbertrand	$50.00	$50.00	6/14/2010 5:13:02 PM
enriching-dollar	$35.00	$35.00	6/14/2010 4:25:39 PM
ilend57	$25.00	$25.00	6/14/2010 6:15:28 PM
deal-promiser	$50.00	$50.00	6/14/2010 6:17:56 PM
ethicalhumanist	$25.00	$25.00	6/14/2010 7:09:22 PM
tidy-cash1	$50.00	$50.00	6/14/2010 8:18:36 PM
exchange-dreams	$25.00	$25.00	6/14/2010 8:44:02 PM
62 bids
Borrower Payment Dependent Notes Series 461864
This series of Notes was issued and sold upon the funding of the borrower loan #42960, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-09-2010
				Auction end date:	Jun-15-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$80.85
Final lender yield:	25.00%	Final borrower rate/APR:	26.00% / 28.32%	Final monthly payment:	$80.58

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.38%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1985	Debt/Income ratio:	24%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 6	Length of status:	6y 7m
Credit score:	680-699 (Jun-2010)	Total credit lines:	17	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$1,414	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	78%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	agreement-fanatic	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off two credit cards
Purpose of loan:
This loan will be used to pay off two credit cards which have neared their credit limit.? I pay them off each month, on-time, but I'd rather have a single payment versus paying both credit cards separately.

My financial situation:
I am a good candidate for this loan because I have a long history of credit and consistently pay off my monthly debts on-time.? I am also on the verge of a promotion at work, so I am hopeful that my financial situation will improve even further in the near future.

Monthly net income: $ 4312

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 128
??Car expenses: $ 936
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 930
??Other expenses: $ 150
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

lendstats_com	$25.00	$25.00	6/9/2010 4:12:08 PM
ethicalhumanist	$25.00	$25.00	6/9/2010 4:23:44 PM
foothillender	$25.00	$25.00	6/10/2010 6:37:46 AM
SolarMoonshine	$25.00	$25.00	6/9/2010 5:39:55 PM
golffish2	$100.00	$100.00	6/10/2010 12:28:48 PM
wlm3012	$25.00	$25.00	6/10/2010 10:08:01 AM
Whipster	$50.00	$50.00	6/10/2010 10:06:07 PM
wizard750	$35.00	$35.00	6/11/2010 1:42:31 PM
bill-hickory	$25.00	$25.00	6/12/2010 8:13:45 AM
Wildcat23	$40.00	$40.00	6/12/2010 10:44:18 PM
golffish2	$100.00	$100.00	6/14/2010 6:55:21 AM
dough-shooter	$120.00	$120.00	6/12/2010 11:23:28 PM
brightest-dignified-penny	$25.00	$25.00	6/14/2010 4:16:22 PM
loss-of-control	$50.00	$50.00	6/14/2010 6:58:29 PM
capital-kingdom	$25.00	$25.00	6/14/2010 4:36:17 PM
frclmym	$50.00	$50.00	6/14/2010 11:46:44 PM
scoobiedoo	$25.00	$25.00	6/14/2010 5:03:28 PM
Bob450	$25.00	$25.00	6/14/2010 9:11:50 PM
vest_vortex	$25.00	$25.00	6/14/2010 6:36:39 PM
vest_vortex	$25.00	$25.00	6/14/2010 6:36:55 PM
kendigme	$25.00	$25.00	6/15/2010 2:10:42 AM
power-secret-agent	$25.00	$25.00	6/14/2010 9:33:40 PM
transaction-circuit	$25.00	$25.00	6/9/2010 4:22:04 PM
green-thoughtful-yield	$50.00	$50.00	6/9/2010 4:21:03 PM
daekpon	$25.00	$25.00	6/10/2010 9:36:08 AM
mercuriant	$25.00	$25.00	6/10/2010 9:37:16 AM
scarlet-velvet	$25.00	$25.00	6/11/2010 6:47:58 PM
rockhound84	$25.00	$25.00	6/12/2010 10:21:01 AM
JustMee	$25.00	$25.00	6/11/2010 8:21:54 PM
interstellar	$50.00	$50.00	6/12/2010 1:42:46 PM
wwwUniversal	$25.00	$25.00	6/12/2010 9:45:34 AM
wildanne	$150.00	$150.00	6/11/2010 8:10:34 PM
mammalian4	$50.00	$50.00	6/12/2010 1:04:44 PM
exchange-dreams	$25.00	$25.00	6/12/2010 9:40:34 AM
EngineersAlliance	$75.00	$75.00	6/12/2010 9:45:28 AM
ptjg	$25.00	$25.00	6/13/2010 2:39:57 AM
marwadi-62	$100.00	$100.00	6/12/2010 10:09:52 AM
payment-halo	$25.00	$25.00	6/12/2010 5:51:58 PM
spiff666	$25.00	$25.00	6/14/2010 12:32:43 PM
felicity-daydream	$50.00	$50.00	6/14/2010 3:20:31 PM
careful-compassion	$25.00	$24.28	6/13/2010 8:43:00 PM
wadkuzma	$30.72	$30.72	6/14/2010 10:44:06 AM
hamster	$25.00	$25.00	6/14/2010 4:24:17 PM
LindaRicci	$25.00	$25.00	6/14/2010 4:33:14 PM
AlexTrep	$25.00	$25.00	6/14/2010 6:26:48 PM
wonder3	$25.00	$25.00	6/14/2010 6:17:11 PM
Sugarmama21	$50.00	$50.00	6/14/2010 6:38:04 PM
scamps	$25.00	$25.00	6/14/2010 10:15:24 PM
asset-professor	$25.00	$25.00	6/14/2010 7:04:39 PM
MattProsper	$50.00	$50.00	6/14/2010 9:29:51 PM
50 bids
Borrower Payment Dependent Notes Series 461886
This series of Notes was issued and sold upon the funding of the borrower loan #42969, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-08-2010
				Auction end date:	Jun-10-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$161.70
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$161.70

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	7 / 5	Length of status:	0y 3m
Credit score:	660-679 (Jun-2010)	Total credit lines:	15	Occupation:	Homemaker
Now delinquent:	0	Revolving credit balance:	$19,606	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	92%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	peaceful-agreement7	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
I will use this loan to consolidate bills and other debt.? Having a consolidated payment gives me peace of mind.

My financial situation:
I am a good candidate for this loan because as my credit history shows, I stay current with my payments.

Monthly net income: $ 1700

Monthly expenses: $
??Housing: $ 300
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $?30
??Food, entertainment: $ 200
??Clothing, household expenses $
??Credit cards and other loans: $?400
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

S-Master	$25.00	$25.00	6/8/2010 4:09:27 PM
cash-spark3	$25.00	$25.00	6/8/2010 4:16:00 PM
payment-gusto	$25.00	$25.00	6/8/2010 4:11:48 PM
Phantom99	$27.27	$27.27	6/8/2010 4:32:01 PM
SNH	$50.00	$50.00	6/8/2010 4:16:11 PM
Comoparklender	$25.00	$25.00	6/8/2010 4:59:19 PM
orange-preeminant-bill	$100.00	$100.00	6/8/2010 4:59:58 PM
supreme-bonus0	$25.00	$25.00	6/8/2010 5:02:11 PM
Anny-Disco	$25.00	$25.00	6/8/2010 4:20:57 PM
power-pagoda	$25.00	$25.00	6/8/2010 6:29:46 PM
bowdish1	$43.19	$43.19	6/8/2010 7:34:49 PM
papaloha	$30.93	$30.93	6/8/2010 8:15:08 PM
qwsd12	$40.00	$40.00	6/8/2010 4:16:05 PM
StrategicFinancier21	$25.00	$25.00	6/8/2010 8:19:43 PM
top-historic-peso	$26.00	$26.00	6/8/2010 4:16:13 PM
MrMoney0622	$25.00	$25.00	6/8/2010 4:55:46 PM
Shepherd7	$30.00	$30.00	6/8/2010 9:35:28 PM
market-walnut5	$50.00	$50.00	6/8/2010 9:35:52 PM
pavelz	$50.00	$50.00	6/8/2010 4:18:06 PM
Eric15378	$50.00	$50.00	6/8/2010 9:39:35 PM
tech_helper	$25.00	$25.00	6/8/2010 4:20:52 PM
tedsrfdude	$25.00	$25.00	6/8/2010 4:31:11 PM
generous-deal6	$25.00	$25.00	6/9/2010 7:09:39 AM
Interstate_Rate	$136.05	$136.05	6/8/2010 6:30:00 PM
kmr2	$75.00	$75.00	6/8/2010 4:40:10 PM
j245213	$25.00	$25.00	6/8/2010 4:55:47 PM
ommcd	$25.00	$25.00	6/8/2010 7:34:45 PM
hopethisworks	$25.00	$25.00	6/8/2010 4:58:30 PM
soulwork	$25.00	$25.00	6/8/2010 8:25:17 PM
shrewd-peace7	$30.00	$30.00	6/8/2010 4:59:35 PM
money-bauble	$75.00	$75.00	6/8/2010 5:00:46 PM
p2ploan-futurist9	$50.00	$50.00	6/8/2010 9:35:25 PM
PRGuyinVA	$25.00	$25.00	6/8/2010 9:35:41 PM
villagers	$25.00	$25.00	6/9/2010 10:34:46 AM
authoritative-capital	$25.00	$25.00	6/9/2010 3:35:26 AM
treasure-bliss	$30.79	$30.79	6/9/2010 5:41:01 AM
zorg77	$25.00	$25.00	6/8/2010 6:29:46 PM
mesfinity	$25.00	$25.00	6/8/2010 6:29:53 PM
autonomous-truth	$25.00	$25.00	6/8/2010 6:30:02 PM
purdue98	$25.00	$25.00	6/9/2010 6:35:50 AM
parsec9	$25.00	$25.00	6/8/2010 7:25:36 PM
natural-greenback6	$25.00	$25.00	6/9/2010 7:50:45 AM
macgeek	$25.00	$25.00	6/8/2010 8:34:48 PM
FeedTheMachine	$100.00	$100.00	6/8/2010 8:34:58 PM
ezg	$25.00	$25.00	6/8/2010 9:35:19 PM
deal-hickory5	$50.00	$50.00	6/8/2010 9:35:47 PM
dedicated-diversification5	$37.85	$37.85	6/9/2010 9:04:43 AM
mrrc7498	$25.00	$25.00	6/9/2010 9:29:38 AM
DUDE66	$25.00	$25.00	6/9/2010 9:35:48 AM
GellMaster	$25.00	$25.00	6/9/2010 12:06:09 PM
fuzed	$25.63	$25.63	6/9/2010 12:08:52 PM
AGSLending	$25.00	$25.00	6/9/2010 9:10:27 AM
chakra	$25.00	$25.00	6/9/2010 10:16:05 AM
SkepticalBen	$25.00	$25.00	6/9/2010 10:41:07 AM
LendGuy	$25.00	$25.00	6/9/2010 11:24:45 AM
flexiboy35	$25.00	$25.00	6/9/2010 12:04:47 PM
repaintandrepair	$25.00	$25.00	6/9/2010 12:16:54 PM
626457	$25.00	$21.97	6/9/2010 12:19:17 PM
personal-lender	$25.00	$25.00	6/8/2010 4:16:34 PM
just-money930	$50.00	$50.00	6/8/2010 4:18:10 PM
love-interest	$25.00	$25.00	6/8/2010 4:31:12 PM
Bank42	$50.00	$50.00	6/8/2010 6:29:50 PM
peterpossum	$25.00	$25.00	6/8/2010 6:29:57 PM
chicagoman	$25.00	$25.00	6/8/2010 6:30:06 PM
Ocean713	$50.00	$50.00	6/8/2010 6:30:16 PM
balanced-bill7	$63.57	$63.57	6/8/2010 7:19:38 PM
direct-yield	$25.00	$25.00	6/8/2010 7:34:44 PM
jrbill1998	$30.40	$30.40	6/8/2010 8:19:42 PM
worth-arch	$25.00	$25.00	6/8/2010 4:16:18 PM
elegant-bonus	$25.00	$25.00	6/8/2010 8:34:49 PM
orderly-leverage	$30.00	$30.00	6/8/2010 4:16:21 PM
simplelender80	$50.00	$50.00	6/8/2010 4:16:57 PM
MADAOO7	$50.00	$50.00	6/8/2010 4:17:24 PM
creed99	$25.00	$25.00	6/8/2010 9:35:16 PM
svandgts	$50.00	$50.00	6/8/2010 9:35:36 PM
DadWarbucks	$25.00	$25.00	6/8/2010 4:57:38 PM
peace-missile	$25.00	$25.00	6/8/2010 9:35:45 PM
basis-prodigy	$25.00	$25.00	6/8/2010 10:19:44 PM
Artist_Blue	$25.00	$25.00	6/8/2010 4:21:54 PM
Speculator	$26.04	$26.04	6/9/2010 4:19:37 AM
brother_tam	$50.00	$50.00	6/8/2010 4:22:52 PM
green-thoughtful-yield	$50.00	$50.00	6/8/2010 4:23:19 PM
commerce-handshake	$25.00	$25.00	6/8/2010 6:29:45 PM
successful-euro	$30.00	$30.00	6/8/2010 6:30:04 PM
supreme-hope	$25.00	$25.00	6/8/2010 6:30:12 PM
inspiring-reward	$54.14	$54.14	6/8/2010 4:40:02 PM
the-aggresive-principal	$25.00	$25.00	6/8/2010 4:55:27 PM
dspmn	$26.00	$26.00	6/9/2010 8:39:48 AM
calkidd05	$25.00	$25.00	6/8/2010 7:25:20 PM
trustu	$25.00	$25.00	6/9/2010 8:55:20 AM
gelidfrank	$25.00	$25.00	6/9/2010 8:59:37 AM
IIP77	$25.00	$25.00	6/8/2010 7:55:26 PM
asset-equilibrium0	$25.56	$25.56	6/8/2010 8:19:44 PM
coin-investor	$25.00	$25.00	6/8/2010 4:59:22 PM
unforgettable-fund2	$25.00	$25.00	6/9/2010 9:45:03 AM
sharpchicago	$25.00	$25.00	6/8/2010 9:14:39 PM
Kaj	$25.00	$25.00	6/8/2010 9:35:18 PM
Rattlehead	$25.00	$25.00	6/8/2010 9:35:43 PM
actvtrdr	$35.00	$35.00	6/8/2010 9:35:53 PM
return-eclipse0	$25.00	$25.00	6/9/2010 11:14:42 AM
systemlender	$25.00	$25.00	6/9/2010 11:44:53 AM
jonmars	$26.38	$26.38	6/9/2010 12:17:26 PM
life-is-great	$25.00	$25.00	6/8/2010 6:24:41 PM
coachmike15	$25.00	$25.00	6/8/2010 6:29:54 PM
best-point-flow	$50.00	$50.00	6/8/2010 6:29:58 PM
desertoasis	$25.00	$25.00	6/8/2010 6:30:06 PM
jonn834	$25.00	$25.00	6/8/2010 7:34:48 PM
azncurls82	$29.88	$29.88	6/8/2010 8:19:40 PM
kindness-percolator5	$25.00	$25.00	6/9/2010 8:39:49 AM
integrity-doctor	$53.55	$53.55	6/9/2010 8:59:39 AM
psa1995	$25.00	$25.00	6/8/2010 9:35:26 PM
JGB	$100.00	$100.00	6/8/2010 9:35:59 PM
oldmora	$34.80	$34.80	6/9/2010 6:35:52 AM
dime-producer	$25.00	$25.00	6/9/2010 7:19:36 AM
jasonj72	$25.00	$25.00	6/9/2010 12:03:14 PM
the-bid-sorcerer	$25.00	$25.00	6/9/2010 7:44:34 AM
reward-adventure	$30.00	$30.00	6/9/2010 8:59:41 AM
otel854	$50.00	$50.00	6/9/2010 9:36:29 AM
118 bids
Borrower Payment Dependent Notes Series 462220
This series of Notes was issued and sold upon the funding of the borrower loan #42978, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-14-2010
				Auction end date:	Jun-15-2010

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 15.14%	Starting monthly payment:	$84.23
Final lender yield:	12.00%	Final borrower rate/APR:	13.00% / 15.14%	Final monthly payment:	$84.23

Auction yield range:	3.98% - 12.00%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1992	Debt/Income ratio:	23%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	7 / 7	Length of status:	2y 4m
Credit score:	760-779 (May-2010)	Total credit lines:	19	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$3,870	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	24%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	sympathetic-payout6	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need investment capital
Purpose of loan:

Hello, basically I am in need of investment capital (forex trading).

Have a great day and thank you.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Can you tell us what forex trading is, what type of investing will this be? - GABC-1
A: Hi, Forex trading just means: foreign exchange market trading. It's basically currency trading. It is open 24hours a day except weekends. (Jun-15-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

justalender	$50.00	$50.00	6/14/2010 4:00:07 PM
vtpilot00	$50.00	$50.00	6/14/2010 4:00:30 PM
productive-finance	$25.00	$25.00	6/14/2010 4:04:07 PM
Jynxie	$50.00	$50.00	6/14/2010 4:04:01 PM
inforapenny	$25.00	$25.00	6/14/2010 4:07:33 PM
microloan-green	$25.00	$25.00	6/14/2010 4:36:38 PM
nimble-revenue	$33.73	$33.73	6/14/2010 4:37:28 PM
dontscrewmeover1	$25.00	$25.00	6/14/2010 4:00:18 PM
curious166	$29.68	$29.68	6/14/2010 4:42:37 PM
availableloan	$25.00	$25.00	6/14/2010 4:11:26 PM
NJournalist	$25.00	$25.00	6/14/2010 4:15:51 PM
ujiba	$25.00	$25.00	6/14/2010 4:17:57 PM
aislinnn	$25.00	$25.00	6/14/2010 4:37:05 PM
tipan1	$32.00	$32.00	6/15/2010 4:47:30 AM
asafb	$250.00	$250.00	6/15/2010 6:42:34 AM
Ven58	$25.00	$25.00	6/15/2010 6:45:32 AM
friendly-market5	$46.38	$46.38	6/15/2010 8:38:52 AM
luann199	$26.00	$26.00	6/15/2010 9:22:49 AM
wwwUniversal	$25.00	$25.00	6/15/2010 9:56:37 AM
FjLenders	$50.03	$50.03	6/15/2010 6:44:44 AM
vtpilot00	$50.00	$50.00	6/15/2010 6:44:56 AM
honorable-vigilance	$25.00	$25.00	6/15/2010 7:55:39 AM
JTHarris	$25.00	$25.00	6/15/2010 8:20:21 AM
favorite-commerce	$50.00	$50.00	6/15/2010 6:44:54 AM
imlosttoo	$25.00	$25.00	6/15/2010 8:58:57 AM
GABC-1	$40.00	$40.00	6/15/2010 8:45:01 AM
EngineersAlliance	$33.99	$33.99	6/15/2010 9:56:41 AM
top-courteous-peso	$50.00	$50.00	6/15/2010 9:00:18 AM
mt3209	$25.00	$25.00	6/15/2010 9:15:51 AM
mosby	$50.00	$50.00	6/15/2010 9:56:47 AM
sks1	$25.00	$25.00	6/14/2010 4:03:10 PM
breadbroker	$25.00	$25.00	6/14/2010 4:03:13 PM
ethicalhumanist	$25.00	$25.00	6/14/2010 4:17:21 PM
rdrloan	$50.00	$50.00	6/14/2010 4:17:40 PM
systematic0	$25.00	$25.00	6/14/2010 4:00:06 PM
cowboyskier	$50.00	$50.00	6/14/2010 4:00:43 PM
ultimate-commitment	$25.00	$25.00	6/14/2010 4:36:34 PM
CommerciaLender	$25.00	$25.00	6/14/2010 3:59:57 PM
Rattlehead	$75.00	$75.00	6/14/2010 4:00:05 PM
greeninspirit	$50.00	$50.00	6/14/2010 4:00:23 PM
FinDoc	$25.00	$25.00	6/14/2010 4:38:15 PM
Approved	$50.00	$50.00	6/14/2010 4:04:08 PM
satisfying-deal5	$100.00	$100.00	6/14/2010 4:42:42 PM
BankOfShaun	$25.00	$25.00	6/14/2010 4:51:50 PM
deal-promiser	$25.00	$25.00	6/14/2010 6:19:32 PM
1SteelerFan	$25.00	$25.00	6/14/2010 4:36:04 PM
tekkie2412	$25.00	$25.00	6/14/2010 4:59:45 PM
shortblondemark	$25.00	$25.00	6/15/2010 9:19:36 AM
golden-cat	$25.00	$25.00	6/15/2010 9:49:59 AM
reflective-rupee	$500.00	$170.19	6/15/2010 9:51:40 AM
STAN7366	$100.00	$100.00	6/15/2010 10:16:02 AM
F_r_e_d_s__B_a_n_k	$25.00	$25.00	6/15/2010 6:44:37 AM
BoughtTheFarm	$25.00	$25.00	6/15/2010 6:44:52 AM
order-wizard	$25.00	$25.00	6/15/2010 10:47:22 AM
RandyL3	$33.00	$33.00	6/15/2010 6:45:38 AM
silvercertificate	$25.00	$25.00	6/15/2010 9:26:08 AM
a-wealth-visionary	$50.00	$50.00	6/15/2010 8:42:28 AM
enriching-payout	$25.00	$25.00	6/15/2010 9:55:09 AM
cashhelp	$25.00	$25.00	6/15/2010 9:56:35 AM
minista	$25.00	$25.00	6/15/2010 9:19:44 AM
Moneypenny6	$30.00	$30.00	6/15/2010 10:15:04 AM
61 bids
Borrower Payment Dependent Notes Series 460371
This series of Notes was issued and sold upon the funding of the borrower loan #43027, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	May-27-2010
				Auction end date:	Jun-02-2010

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$245.76
Final lender yield:	26.25%	Final borrower rate/APR:	27.25% / 29.59%	Final monthly payment:	$245.76

Auction yield range:	10.99% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2004	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	9 / 9	Length of status:	0y 0m
Credit score:	740-759 (May-2010)	Total credit lines:	11	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$2,281	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	7%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	shiny-deal	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My personal loan for my business
This listing has a higher likelihood to fund and therefore does not include a description. If you would like additional information from this borrower, please ask a question in the Q&A section below.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Does your husband have income? What are your monthly income & expenses? Thanks, - p2ploan-sensation211
A: Husbands income $3,500 a month.. The business monthly expenses is around $2000 our personal Expenses is $2,500. Hope this answers your questions (May-29-2010)
Q: Hi, Just a couple questions! What sort of business do you have and is the loan going to be used for inventory or equipment etc.? Thank you! - DasMula
A: The business is a unique bridal, wine, and Tanning boutique. We specialize in everything to do with weddings except for the food and the dress but we also cover anniversary gifts and holiday goods. The biggest wedding month is June then August so we want to advertise big time and invest in more inventory and upgrade some equipment. Hope that helps! Thanks (May-29-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

successful-euro	$40.00	$40.00	5/27/2010 4:23:39 PM
greenwell	$25.00	$25.00	5/27/2010 4:25:37 PM
cash-spark3	$25.00	$25.00	5/27/2010 4:27:56 PM
Ocean713	$50.00	$50.00	5/27/2010 4:27:49 PM
Phantom99	$25.00	$25.00	5/27/2010 4:31:35 PM
SNH	$50.00	$50.00	5/27/2010 4:31:40 PM
actvtrdr	$35.00	$35.00	5/27/2010 4:32:12 PM
top-historic-peso	$26.00	$26.00	5/27/2010 4:31:58 PM
JGB	$100.00	$100.00	5/27/2010 4:32:15 PM
market-walnut5	$50.00	$50.00	5/27/2010 4:32:33 PM
autonomous-truth	$25.00	$25.00	5/27/2010 4:32:52 PM
finance-prescription	$50.00	$50.00	5/27/2010 4:24:24 PM
supreme-bonus0	$25.00	$25.00	5/27/2010 4:29:44 PM
caNative	$25.00	$25.00	5/27/2010 7:22:44 PM
honorable-yield	$35.00	$35.00	5/27/2010 4:32:48 PM
supreme-hope	$25.00	$25.00	5/27/2010 11:32:10 PM
payment-gusto	$25.00	$25.00	5/28/2010 6:13:15 AM
IIP77	$25.00	$25.00	5/27/2010 10:06:45 PM
Kaj	$25.00	$25.00	5/27/2010 11:02:46 PM
virtuous-platinum2	$50.00	$50.00	5/28/2010 9:39:17 AM
kind-responsibility-balancer	$50.00	$50.00	5/28/2010 9:39:39 AM
FinDoc	$25.00	$25.00	5/28/2010 10:09:43 AM
Comoparklender	$25.00	$25.00	5/28/2010 10:10:06 AM
lloyd_s	$25.00	$25.00	5/28/2010 10:13:28 AM
Artist_Blue	$25.00	$25.00	5/28/2010 11:21:48 AM
smart-gain	$25.00	$25.00	5/28/2010 11:42:25 AM
MTlender	$25.00	$25.00	5/28/2010 12:06:42 PM
commerce-voyager	$25.00	$25.00	5/28/2010 12:09:57 PM
villagers	$25.00	$25.00	5/28/2010 12:10:12 PM
yeti888	$25.00	$25.00	5/28/2010 12:10:18 PM
cypressdev001	$25.00	$25.00	5/28/2010 12:10:22 PM
teller	$25.00	$25.00	5/28/2010 12:09:46 PM
hard-working-loot	$25.00	$25.00	5/28/2010 12:10:03 PM
kindness-percolator5	$25.00	$25.00	5/28/2010 12:10:36 PM
asiaratt	$52.60	$52.60	5/28/2010 12:10:55 PM
treasure-bliss	$100.00	$100.00	5/28/2010 10:10:47 AM
junctionking	$25.00	$25.00	5/28/2010 1:08:28 PM
coin-investor	$25.00	$25.00	5/28/2010 1:39:44 PM
purdue98	$25.00	$25.00	5/28/2010 1:41:36 PM
Streetfighter	$31.58	$31.58	5/28/2010 1:41:51 PM
Speculator	$76.74	$76.74	5/28/2010 1:42:12 PM
trustu	$25.00	$25.00	5/28/2010 1:27:59 PM
melodious-fairness	$25.00	$25.00	5/28/2010 1:40:21 PM
chakra	$25.00	$25.00	5/28/2010 1:46:47 PM
the-money-gargantuan	$25.00	$25.00	5/28/2010 2:03:38 PM
chitown63	$81.25	$81.25	5/28/2010 3:10:54 PM
reward-adventure	$30.00	$30.00	5/28/2010 12:09:14 PM
the-bid-sorcerer	$25.00	$25.00	5/28/2010 12:10:19 PM
mg6619	$25.00	$25.00	5/28/2010 12:10:23 PM
cablenews	$25.00	$25.00	5/28/2010 12:10:35 PM
dspmn	$26.00	$26.00	5/28/2010 1:07:20 PM
revenue-ruler6	$25.00	$25.00	5/28/2010 1:39:15 PM
apostle901	$25.00	$25.00	5/28/2010 1:40:01 PM
astute-dollar	$50.00	$50.00	5/28/2010 1:40:35 PM
Gibbyland	$31.57	$31.57	5/28/2010 1:41:28 PM
thomas16882004	$25.00	$25.00	5/28/2010 1:42:22 PM
KramericaIndustries	$25.00	$25.00	5/28/2010 1:42:43 PM
elegant-loot	$25.00	$25.00	5/28/2010 2:03:48 PM
micko	$25.00	$25.00	5/28/2010 2:05:11 PM
enigmallc	$25.00	$25.00	5/29/2010 12:27:11 PM
PRGuyinVA	$25.00	$25.00	5/28/2010 5:11:49 PM
108lender	$75.00	$75.00	5/29/2010 2:09:45 PM
FeedTheMachine	$50.00	$50.00	5/29/2010 3:24:59 PM
affluence-tycoon	$25.00	$25.00	5/29/2010 3:34:48 PM
asset-equilibrium0	$50.00	$50.00	5/29/2010 9:47:14 AM
social-conductor4	$25.00	$25.00	5/30/2010 10:38:38 AM
seisen	$50.00	$50.00	5/30/2010 10:40:21 AM
zone6	$100.00	$100.00	5/30/2010 7:32:31 PM
Bank42	$50.00	$50.00	5/30/2010 7:53:09 AM
simplelender80	$50.00	$50.00	5/31/2010 12:31:52 PM
StrategicFinancier21	$25.00	$25.00	5/30/2010 11:12:06 AM
AlexTrep	$25.00	$25.00	5/31/2010 11:21:40 AM
frclmym	$50.00	$50.00	5/31/2010 8:53:11 PM
helping-out	$30.00	$30.00	5/31/2010 6:51:46 PM
p2ploan-futurist9	$50.00	$50.00	6/1/2010 9:39:53 AM
contract-maracas	$50.00	$50.00	6/1/2010 9:40:06 AM
CC911	$25.00	$25.00	6/1/2010 9:12:06 AM
cash-tent	$25.00	$25.00	5/31/2010 7:58:43 PM
Interstate_Rate	$250.00	$250.00	6/1/2010 1:26:52 PM
red-favorable-basis	$25.00	$11.53	6/1/2010 2:16:43 PM
KDW08	$25.00	$25.00	6/2/2010 8:21:58 AM
testguy	$25.00	$25.00	6/2/2010 4:37:50 PM
farchoir	$25.00	$25.00	6/2/2010 7:31:55 PM
S-Master	$25.00	$25.00	5/27/2010 4:23:42 PM
Elbanko	$25.00	$25.00	5/27/2010 4:29:17 PM
dollar-birdie	$25.00	$25.00	5/27/2010 4:28:41 PM
peace-missile	$25.00	$25.00	5/27/2010 4:29:59 PM
desertoasis	$25.00	$25.00	5/27/2010 4:29:24 PM
brother_tam	$27.72	$27.72	5/27/2010 4:29:33 PM
coachmike15	$25.00	$25.00	5/27/2010 4:31:55 PM
worth-arch	$25.00	$25.00	5/27/2010 4:32:02 PM
orderly-leverage	$30.00	$30.00	5/27/2010 4:32:08 PM
personal-lender	$25.00	$25.00	5/27/2010 4:32:22 PM
Rattlehead	$25.00	$25.00	5/27/2010 4:32:27 PM
shrewd-peace7	$35.00	$35.00	5/27/2010 4:21:15 PM
money-bauble	$75.00	$75.00	5/27/2010 4:33:20 PM
deal-hickory5	$50.00	$50.00	5/27/2010 4:35:41 PM
HomeTownRentalProperties	$50.00	$50.00	5/27/2010 4:36:07 PM
riproaringrapids	$25.00	$25.00	5/27/2010 4:28:00 PM
Sam65	$25.00	$25.00	5/27/2010 4:30:07 PM
qwsd12	$40.00	$40.00	5/27/2010 4:31:24 PM
blivet1970	$25.00	$25.00	5/27/2010 8:52:20 PM
orange-preeminant-bill	$35.63	$35.63	5/27/2010 11:31:52 PM
Shepherd7	$30.00	$30.00	5/28/2010 4:21:49 AM
radforj22	$25.00	$25.00	5/28/2010 7:26:58 AM
balanced-bill7	$29.84	$29.84	5/28/2010 8:46:56 AM
ezg	$25.00	$25.00	5/28/2010 12:18:10 AM
life-is-great	$25.00	$25.00	5/28/2010 9:31:50 AM
famous-hope	$25.00	$25.00	5/28/2010 10:08:29 AM
macgeek	$25.00	$25.00	5/28/2010 10:10:28 AM
SDNLR	$25.00	$25.00	5/28/2010 11:53:39 AM
Rogesparkguy	$25.00	$25.00	5/28/2010 12:10:28 PM
87Marc	$25.00	$25.00	5/28/2010 12:11:00 PM
listing-trapper3	$50.00	$50.00	5/28/2010 12:11:36 PM
gelidfrank	$25.00	$25.00	5/28/2010 12:10:32 PM
benefit-squirrel	$25.00	$25.00	5/28/2010 12:12:11 PM
jonbozeman	$25.00	$25.00	5/28/2010 12:11:09 PM
logical-loyalty0	$25.00	$25.00	5/28/2010 12:42:24 PM
basis-prodigy	$25.00	$25.00	5/28/2010 12:12:09 PM
DadWarbucks	$25.00	$25.00	5/28/2010 10:10:49 AM
CASHGIRL	$25.00	$25.00	5/28/2010 1:23:13 PM
chicagoman	$25.00	$25.00	5/28/2010 1:23:12 PM
p2ploan-leaper	$25.00	$25.00	5/28/2010 1:38:58 PM
duty-sensai	$25.00	$25.00	5/28/2010 1:39:13 PM
bold-principal-thinker	$25.00	$25.00	5/28/2010 1:39:54 PM
time4aloan	$30.00	$30.00	5/28/2010 2:58:52 PM
natural-greenback6	$25.00	$25.00	5/28/2010 11:36:53 AM
Zolton	$92.56	$92.56	5/28/2010 12:08:39 PM
inspiring-reward	$138.24	$138.24	5/28/2010 12:10:26 PM
platinum-genetics	$50.00	$50.00	5/28/2010 12:11:43 PM
HHP	$25.00	$25.00	5/28/2010 1:42:09 PM
bowdish1	$50.00	$50.00	5/28/2010 1:42:21 PM
KBC000	$25.00	$25.00	5/28/2010 1:42:52 PM
authoritative-capital	$25.00	$25.00	5/28/2010 1:46:48 PM
nbkrby1	$75.00	$75.00	5/28/2010 2:51:54 PM
topher515	$25.00	$25.00	5/28/2010 5:11:53 PM
KiwiElf	$25.00	$25.00	5/29/2010 2:09:36 PM
hopethisworks	$25.00	$25.00	5/29/2010 2:08:39 PM
Sateesh	$76.09	$76.09	5/29/2010 2:28:18 PM
NR	$25.00	$25.00	5/29/2010 5:51:52 PM
salala	$25.00	$25.00	5/29/2010 3:11:06 PM
p2ploan-sensation211	$25.00	$25.00	5/30/2010 11:43:45 AM
flexible-value	$25.00	$25.00	5/30/2010 6:26:50 PM
anton	$25.00	$25.00	5/30/2010 4:06:46 PM
systemlender	$25.00	$25.00	5/30/2010 6:37:06 PM
five-star-justice	$36.00	$36.00	5/30/2010 10:51:49 PM
decisive-capital	$36.65	$36.65	5/30/2010 2:11:56 AM
DasMula	$25.00	$25.00	5/30/2010 10:46:47 PM
rhin0cerx	$50.00	$50.00	5/30/2010 10:25:27 AM
fuzed	$30.00	$30.00	5/30/2010 10:38:36 AM
cashhelp	$25.00	$25.00	5/31/2010 12:37:36 PM
johnayan	$25.00	$25.00	5/31/2010 1:36:39 PM
head	$25.00	$25.00	5/31/2010 3:56:47 PM
wise-silver-wonder	$25.00	$25.00	5/31/2010 4:16:30 PM
JustMee	$25.00	$25.00	5/31/2010 2:32:22 PM
delivery	$25.00	$25.00	6/1/2010 4:47:42 AM
gizzywump	$25.00	$25.00	6/1/2010 4:47:56 AM
revenue-achievement	$25.00	$25.00	6/1/2010 7:18:16 AM
power-pagoda	$25.00	$25.00	6/1/2010 9:48:46 AM
wlm3012	$25.00	$25.00	6/1/2010 10:37:07 AM
A007	$25.00	$25.00	6/1/2010 10:44:45 AM
svandgts	$50.00	$50.00	6/1/2010 9:57:02 AM
loyalist1	$100.00	$100.00	6/1/2010 11:38:26 AM
psa1995	$25.00	$25.00	5/31/2010 10:11:47 PM
bnlforever	$25.00	$25.00	6/1/2010 4:48:14 AM
zorg77	$25.00	$25.00	6/1/2010 10:36:42 AM
festeringsnot	$25.00	$25.00	6/1/2010 12:29:03 PM
back-scratchers	$25.00	$25.00	6/1/2010 3:21:29 PM
lib5836	$25.00	$25.00	6/1/2010 8:31:59 PM
principal-star	$25.00	$25.00	6/2/2010 7:05:07 PM
marketologist327	$25.00	$25.00	6/2/2010 9:42:19 PM
171 bids
Borrower Payment Dependent Notes Series 460399
This series of Notes was issued and sold upon the funding of the borrower loan #43028, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	May-28-2010
				Auction end date:	Jun-04-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	31.70%	Final borrower rate/APR:	32.70% / 35.39%	Final monthly payment:	$65.92

Auction yield range:	16.99% - 34.00%	Estimated loss impact:	19.86%
Lender servicing fee:	1.00%	Estimated return:	11.84%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2007	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	5	Inquiries last 6m:	2	Employment status:	Self-employed
Enhanced (1-5):	2	Current / open credit lines:	6 / 6	Length of status:	5y 4m
Credit score:	660-679 (May-2010)	Total credit lines:	25	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$2,653	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	39%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Soulgoodproductions	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	22 ( 100% )	660-679 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	660-679 (Apr-2010) 540-559 (Jun-2008)
Principal balance:	$514.81	31+ days late:	0 ( 0% )
Total payments billed:	22
Description
Trying to Support my family
Purpose of loan:
This loan will be used to? Is to fund a new business to help support my family more and spend more time with them. If I get the money to get this business on the move it will begin to make money itself.and then I can provide more for my family. We have a child on the way and the way I work now I'll have no time for my family but this Production could open up doors for me.I am also?taking the production to going on the road with the potential of six figure income through out the years plus it will expand my computer retail and repair business I currently have. I just asking for a little help. Prosper helped me once and I didn't let them down now I'm asking for a little more help and I promise I won't let you down. Please help. Thanking you in advance.

My financial situation:
I am a good candidate for this loan because? My credit score is 712 as of 5-18-2010?and the money will drafted out of my account every month just as my last loan. Plus I own and operate a computer repair business that does well I just have to work long long hours but I have to do what I have to do.

Monthly net income: $ 1700

Monthly expenses: $
??Housing: $ 200
??Insurance: $ 75
??Car expenses: $ 180
??Utilities: $ 50
??Phone, cable, internet: $ 50
??Food, entertainment: $ 200
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 125
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Kyileo	$25.00	$25.00	5/30/2010 4:12:23 PM
eagle1271	$25.00	$25.00	6/2/2010 7:05:30 PM
Skeptical-one	$25.00	$25.00	6/3/2010 8:13:02 PM
alexgalt	$100.00	$100.00	6/4/2010 12:09:43 AM
Toastmaster007	$25.00	$25.00	6/4/2010 11:00:32 AM
chameleon125	$50.00	$50.00	6/4/2010 11:12:11 AM
master648	$45.00	$45.00	6/4/2010 8:35:04 AM
khamlagirl	$25.00	$25.00	6/4/2010 10:57:18 AM
Iceman1347	$25.00	$25.00	6/4/2010 11:23:53 AM
Core-Marketing	$25.00	$25.00	6/4/2010 12:42:11 PM
Josphine	$25.00	$25.00	6/1/2010 9:11:07 PM
Leshan	$100.00	$100.00	6/3/2010 5:28:20 PM
Aberdeen	$400.00	$400.00	6/3/2010 8:17:39 PM
dor	$25.00	$25.00	6/3/2010 11:53:57 PM
Feyenoord	$29.95	$29.95	6/4/2010 8:56:26 AM
five-star-note	$50.00	$50.00	6/4/2010 9:28:10 AM
lucrative-loan	$50.00	$50.00	6/4/2010 1:41:53 AM
Mikale360	$25.00	$25.00	6/4/2010 6:51:44 AM
sensational-peace6	$100.00	$25.05	6/4/2010 3:56:56 PM
realtormoises	$25.00	$25.00	6/4/2010 7:32:50 AM
exchange-cowbell5	$25.00	$25.00	6/4/2010 11:50:41 AM
riveting-credit5	$300.00	$300.00	6/4/2010 3:56:20 PM
Bobusa	$25.00	$25.00	6/4/2010 1:31:08 PM
Ray3486	$25.00	$25.00	6/4/2010 3:05:40 PM
24 bids
Borrower Payment Dependent Notes Series 461419
This series of Notes was issued and sold upon the funding of the borrower loan #43021, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jun-07-2010
				Auction end date:	Jun-14-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$135.71

Auction yield range:	13.98% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2006	Debt/Income ratio:	11%
Basic (1-10):	6	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	5y 5m
Credit score:	600-619 (Jun-2010)	Total credit lines:	15	Occupation:	Student - College J...
Now delinquent:	0	Revolving credit balance:	$4,747	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	farhadakhgar	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	16 ( 100% )	600-619 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	600-619 (Mar-2008) 620-639 (Apr-2007) 640-659 (Mar-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	16
Description
Paying for educational expenses
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $ 550.00
??Insurance: $43.00
??Car expenses: $0
??Utilities: $85
??Phone, cable, internet: $110.00
??Food, entertainment: $350
??Clothing, household expenses $0
??Credit cards and other loans: $120.00
??Other expenses: $0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, could you please list your monthly income and explain what this loan will be used for? Also, could you list collateral, such as any savings accounts you could use to make payments in the event you lose your job? - money-baron
A: Hello, my monthly income is about $950.00 (including the tips) from Pizza Hut where i work part time as a delivery driver. The rest of my income comes from the University that attend in Riverside as part of my financial aid, scholarship, grants, and parent's loan once my fees are paid. On average i get about $4,800.00 refund check from the school every 11 weeks, and that covers my rent, grocery, and overall expenses. So, adding them all up my monthly income comes out about $1920.00 (Jun-10-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

green-thoughtful-yield	$50.00	$50.00	6/7/2010 4:40:55 PM
Jasmel	$400.00	$53.40	6/7/2010 5:50:00 PM
tech_helper	$25.00	$25.00	6/7/2010 11:09:49 PM
UCLA4life	$25.00	$25.00	6/8/2010 3:07:00 PM
wlm3012	$25.00	$25.00	6/10/2010 8:51:01 AM
return-grizzly	$100.00	$100.00	6/10/2010 11:54:33 AM
SolarMoonshine	$25.00	$25.00	6/11/2010 9:57:00 AM
worldly-gold	$100.00	$100.00	6/12/2010 7:13:41 AM
big_balla_papi	$25.00	$25.00	6/11/2010 9:58:36 PM
cashhelp	$25.00	$25.00	6/12/2010 2:35:38 PM
unger	$50.00	$50.00	6/12/2010 5:25:08 PM
mrxtravis	$25.00	$25.00	6/12/2010 3:08:59 PM
brondero	$30.00	$30.00	6/12/2010 3:39:09 PM
unassuming-market7	$25.00	$25.00	6/12/2010 4:22:58 PM
capital-lesson	$25.00	$25.00	6/13/2010 9:02:03 PM
Ray3486	$25.00	$25.00	6/14/2010 7:35:39 AM
Kash2010lu	$35.00	$35.00	6/13/2010 8:14:48 AM
mt3209	$25.00	$25.00	6/12/2010 8:45:15 PM
Moe87	$25.00	$25.00	6/12/2010 9:11:53 PM
skaught	$25.00	$25.00	6/12/2010 10:13:53 PM
Whipster	$25.00	$25.00	6/13/2010 5:09:30 PM
boo_hoo	$50.00	$50.00	6/13/2010 5:46:05 PM
weezy22	$27.00	$27.00	6/13/2010 5:40:00 AM
wwwUniversal	$25.00	$25.00	6/14/2010 11:35:46 AM
Bob450	$25.00	$25.00	6/13/2010 8:35:07 PM
gelt4u	$25.00	$25.00	6/14/2010 12:07:46 PM
worldly-gold	$100.00	$100.00	6/14/2010 3:50:15 PM
tzvie	$25.00	$25.00	6/14/2010 7:10:53 AM
Kash2010lu	$25.00	$25.00	6/14/2010 12:29:42 PM
vigilance-searcher	$25.00	$25.00	6/14/2010 10:38:25 AM
reflective-rupee	$25.00	$25.00	6/14/2010 10:52:27 AM
five-star-note	$75.68	$75.68	6/14/2010 2:51:33 PM
just-trade0	$36.00	$36.00	6/14/2010 3:57:40 PM
frugalinvestor20	$25.00	$25.00	6/7/2010 4:30:50 PM
alexgalt	$100.00	$100.00	6/7/2010 4:31:50 PM
MoneyForNothing	$25.92	$25.92	6/7/2010 10:01:46 PM
realtormoises	$25.00	$25.00	6/9/2010 8:25:07 AM
invest-in-ed	$150.00	$150.00	6/12/2010 4:42:59 AM
fund-secret-agent	$25.00	$25.00	6/14/2010 12:18:24 AM
lucrative-loan	$25.00	$25.00	6/12/2010 2:30:48 PM
loss-of-control	$25.00	$25.00	6/12/2010 2:48:46 PM
chameleon125	$50.00	$50.00	6/12/2010 3:21:43 PM
lendstats_com	$100.00	$100.00	6/12/2010 8:42:26 PM
mammalian4	$50.00	$50.00	6/14/2010 10:41:13 AM
thrilling-transaction1	$25.00	$25.00	6/14/2010 11:35:41 AM
innovator2	$75.00	$75.00	6/13/2010 8:15:15 PM
Kqwik	$37.00	$37.00	6/13/2010 10:19:50 PM
dynrep	$25.00	$25.00	6/14/2010 8:12:31 AM
jybank	$25.00	$25.00	6/14/2010 2:25:27 PM
wlm3012	$25.00	$25.00	6/14/2010 2:33:25 PM
credit-coach118	$25.00	$25.00	6/14/2010 8:49:19 AM
credit-elation1	$25.00	$25.00	6/14/2010 7:43:10 AM
twjh	$25.00	$25.00	6/14/2010 10:41:32 AM
RecoveryLender	$30.00	$30.00	6/14/2010 3:17:11 PM
exchange-cowbell5	$25.00	$25.00	6/14/2010 3:42:56 PM
ultimate-peace	$200.00	$200.00	6/14/2010 3:53:34 PM
dcm6276	$25.00	$25.00	6/14/2010 2:31:41 PM
icanhasloanz	$50.00	$50.00	6/14/2010 2:34:20 PM
DasMula	$25.00	$25.00	6/14/2010 3:27:58 PM
ultimate-peace	$400.00	$400.00	6/14/2010 3:52:26 PM
YoungTaxMan	$100.00	$100.00	6/14/2010 3:53:58 PM
Lubava	$25.00	$25.00	6/14/2010 4:02:24 PM
62 bids
Borrower Payment Dependent Notes Series 461477
This series of Notes was issued and sold upon the funding of the borrower loan #43034, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,900.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-08-2010
				Auction end date:	Jun-15-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$157.65
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$157.65

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1994	Debt/Income ratio:	28%
Basic (1-10):	7	Inquiries last 6m:	4	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	16 / 9	Length of status:	6y 0m
Credit score:	660-679 (May-2010)	Total credit lines:	29	Occupation:	Investor
Now delinquent:	0	Revolving credit balance:	$9,968	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	66%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	djracer	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?? pay of credit cards

My financial situation:
I am a good candidate for this loan because I have never been delinquent of any accounts.? I guarantee you, that I am a safe investment, and you wont lose your investment with me!
Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

cash-spark3	$25.00	$25.00	6/8/2010 4:16:03 PM
top-historic-peso	$26.00	$26.00	6/8/2010 4:16:16 PM
Artist_Blue	$25.00	$25.00	6/8/2010 4:21:57 PM
worth-arch	$25.00	$25.00	6/8/2010 4:16:20 PM
simplelender80	$50.00	$50.00	6/8/2010 4:16:59 PM
Thylow	$100.00	$100.00	6/8/2010 4:18:15 PM
payment-gusto	$25.00	$25.00	6/8/2010 4:11:50 PM
tech_helper	$25.00	$25.00	6/8/2010 4:20:55 PM
S-Master	$25.00	$25.00	6/8/2010 4:13:10 PM
brother_tam	$50.00	$50.00	6/8/2010 4:22:55 PM
greenwell	$25.00	$25.00	6/8/2010 4:40:34 PM
qwsd12	$40.00	$40.00	6/8/2010 4:16:07 PM
MADAOO7	$50.00	$50.00	6/8/2010 4:17:27 PM
desertoasis	$25.00	$25.00	6/9/2010 11:54:40 AM
time4aloan	$30.00	$30.00	6/9/2010 12:32:25 PM
money-bauble	$25.00	$25.00	6/9/2010 8:59:50 AM
samo102us	$25.00	$25.00	6/10/2010 2:09:52 PM
mercuriant	$25.00	$25.00	6/10/2010 9:37:13 AM
treasure-bliss	$25.00	$25.00	6/10/2010 6:54:53 PM
wizard750	$25.00	$25.00	6/11/2010 1:40:05 PM
Sam65	$25.00	$25.00	6/11/2010 2:11:27 PM
generous-deal6	$25.00	$25.00	6/11/2010 8:34:42 PM
asmithj	$28.22	$28.22	6/12/2010 10:11:38 AM
seisen	$39.05	$39.05	6/12/2010 1:56:42 PM
nilonc1	$25.00	$25.00	6/13/2010 1:34:52 AM
Havana21	$25.00	$0.05	6/12/2010 4:19:47 PM
asset-professor	$25.00	$25.00	6/14/2010 6:56:02 PM
finance-prescription	$100.00	$100.00	6/14/2010 4:42:11 PM
bonus-quark4	$25.11	$25.11	6/15/2010 7:36:42 AM
Blueyes25	$50.00	$50.00	6/15/2010 8:15:02 AM
AlexTrep	$25.00	$25.00	6/14/2010 6:26:37 PM
Bob450	$30.00	$30.00	6/14/2010 9:04:10 PM
investment-tempo	$25.00	$25.00	6/15/2010 9:34:15 AM
three-for-6	$68.81	$68.81	6/15/2010 9:44:49 AM
sknop64	$25.00	$25.00	6/15/2010 2:12:05 PM
mammalian4	$25.00	$25.00	6/15/2010 9:19:31 AM
EretzCapital	$25.00	$25.00	6/15/2010 9:28:05 AM
reflective-rupee	$25.00	$25.00	6/15/2010 9:50:46 AM
ultimate-dough0	$25.00	$25.00	6/15/2010 10:29:49 AM
loan-fate	$50.00	$50.00	6/15/2010 9:14:26 AM
brondero	$40.00	$40.00	6/15/2010 9:16:08 AM
coasterman	$25.00	$25.00	6/15/2010 10:18:00 AM
mesfinity	$50.00	$50.00	6/15/2010 10:31:09 AM
Wachocia	$25.00	$25.00	6/15/2010 10:32:28 AM
cassperr	$25.00	$25.00	6/15/2010 12:29:31 PM
icon7	$25.00	$25.00	6/15/2010 1:46:08 PM
payout-bridge	$450.00	$450.00	6/15/2010 3:58:44 PM
dano1965	$50.00	$50.00	6/15/2010 2:50:01 PM
sensational-peace6	$25.00	$25.00	6/15/2010 1:07:28 PM
goodhearted-basis4	$25.00	$25.00	6/15/2010 2:07:32 PM
cunning-bill	$25.00	$25.00	6/15/2010 2:40:39 PM
pavelz	$50.00	$50.00	6/8/2010 4:18:08 PM
personal-lender	$25.00	$25.00	6/8/2010 4:16:29 PM
just-money930	$50.00	$50.00	6/8/2010 6:30:22 PM
SNH	$50.00	$50.00	6/8/2010 4:16:09 PM
orderly-leverage	$30.00	$30.00	6/8/2010 4:16:25 PM
green-thoughtful-yield	$50.00	$50.00	6/8/2010 4:17:14 PM
DUDE66	$25.00	$25.00	6/9/2010 9:35:51 AM
FeedTheMachine	$100.00	$100.00	6/8/2010 8:34:56 PM
Ocean713	$25.33	$25.33	6/8/2010 10:11:24 PM
ukstevenhawaii	$50.00	$50.00	6/9/2010 12:19:45 PM
Anny-Disco	$37.00	$37.00	6/9/2010 3:36:24 PM
Phantom99	$25.00	$25.00	6/9/2010 7:51:45 AM
actuarial_investor	$25.00	$25.00	6/9/2010 12:33:01 PM
kidsskipp	$25.00	$25.00	6/9/2010 12:39:43 PM
JGB	$25.00	$25.00	6/9/2010 2:44:40 PM
loot-heart	$50.00	$50.00	6/10/2010 9:36:00 AM
danthemon35	$25.00	$25.00	6/11/2010 1:45:14 PM
kginatl	$25.00	$25.00	6/12/2010 1:58:41 PM
payment-halo	$25.00	$25.00	6/12/2010 5:37:14 PM
ptjg	$25.00	$25.00	6/13/2010 2:39:56 AM
StreetJustice	$52.84	$52.84	6/14/2010 4:41:35 PM
loss-of-control	$50.00	$50.00	6/14/2010 6:46:16 PM
exchange-dreams	$25.00	$25.00	6/14/2010 8:55:54 PM
vigilance-searcher	$25.00	$25.00	6/14/2010 9:03:51 PM
MattProsper	$25.00	$25.00	6/14/2010 9:22:58 PM
E-B	$50.00	$50.00	6/15/2010 2:51:33 AM
satisfying-deal5	$100.00	$100.00	6/14/2010 4:42:41 PM
jhernand17	$25.00	$25.00	6/15/2010 8:41:04 AM
msgslg68	$30.00	$30.00	6/15/2010 9:03:43 AM
loss-of-control	$50.00	$50.00	6/14/2010 6:46:51 PM
JeffHoll	$50.00	$50.00	6/15/2010 9:27:52 AM
draggon77	$25.00	$25.00	6/15/2010 10:29:18 AM
harddollars	$35.00	$35.00	6/15/2010 12:25:02 PM
dollar-authority	$100.00	$100.00	6/15/2010 12:50:43 PM
fair-payment4	$25.00	$25.00	6/15/2010 1:04:08 PM
patriot384	$70.00	$70.00	6/15/2010 1:10:21 PM
JayIsABear	$25.00	$25.00	6/15/2010 2:23:43 PM
Land_on_your_feet	$25.00	$25.00	6/15/2010 2:36:45 PM
Starfin-Capital-Management	$100.00	$100.00	6/15/2010 2:45:44 PM
blue-silver-ruler	$45.00	$45.00	6/15/2010 2:57:27 PM
padewy	$25.00	$25.00	6/15/2010 10:33:25 AM
noble-marketplace	$25.00	$25.00	6/15/2010 2:31:16 PM
Leshan	$72.59	$72.59	6/15/2010 3:19:30 PM
94 bids
Borrower Payment Dependent Notes Series 461681
This series of Notes was issued and sold upon the funding of the borrower loan #42963, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Jun-08-2010
				Auction end date:	Jun-15-2010

Starting lender yield:	6.50%	Starting borrower rate/APR:	7.50% / 7.84%	Starting monthly payment:	$46.66
Final lender yield:	5.85%	Final borrower rate/APR:	6.85% / 7.19%	Final monthly payment:	$46.21

Auction yield range:	2.98% - 6.50%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1991	Debt/Income ratio:	12%
Basic (1-10):	10	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 5	Length of status:	15y 4m
Credit score:	800-819 (Jun-2010)	Total credit lines:	27	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$8,164	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	33%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Spkthewrd3	Borrower's state:	NewYork	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	17 ( 100% )	800-819 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	820-839 (Aug-2008) 860-879 (Jan-2008)
Principal balance:	$0.02	31+ days late:	0 ( 0% )
Total payments billed:	17
Description
Small debt consolidation
Purpose of loan:
This loan will be used to eliminate a Lending Club loan with about $730 remaining on it at 9.32%, and a Dell laptop loan with approximately $720 remaining at roughly 11%. I expect to save roughly $25 a month through consolidation and apply extra funds towards my existing other credit balance.

My financial situation:
You will see from my past credit history and track record with Prosper, that I take my financial responsibilities seriously. You can invest in this listing comfortable with the knowledge you will be repaid on a timely basis.

Thank you for considering this loan, and for your time!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

cebgop	$25.00	$25.00	6/8/2010 10:27:41 PM
swissbanker	$50.00	$50.00	6/13/2010 8:20:13 AM
sweety075	$25.00	$25.00	6/12/2010 7:37:00 PM
glc527	$25.00	$25.00	6/13/2010 1:49:51 AM
redtilapia	$25.00	$25.00	6/14/2010 8:00:19 AM
LindaRicci	$25.00	$25.00	6/14/2010 4:27:59 PM
Sven79	$100.00	$100.00	6/14/2010 6:12:39 PM
YummiBear	$25.00	$25.00	6/14/2010 6:46:55 PM
TBTdragon	$25.00	$25.00	6/14/2010 4:20:00 PM
tomdooley12520	$37.48	$37.48	6/15/2010 5:12:58 AM
best-generosity-financier	$25.00	$25.00	6/14/2010 5:10:56 PM
thegreatstrafe	$25.00	$25.00	6/14/2010 6:16:29 PM
HappyToLoan	$25.00	$25.00	6/15/2010 5:04:44 AM
sflash	$25.00	$25.00	6/14/2010 8:04:08 PM
wam37	$50.00	$50.00	6/15/2010 5:28:45 AM
Richmp412	$25.00	$25.00	6/15/2010 6:33:07 AM
cwegert	$55.71	$55.71	6/15/2010 8:03:25 AM
Cliffie83	$25.00	$25.00	6/15/2010 11:22:18 AM
LendingRyan	$25.00	$25.00	6/15/2010 11:44:44 AM
martymaniaman	$25.00	$25.00	6/15/2010 6:29:00 AM
grampy48	$25.00	$25.00	6/15/2010 7:08:53 AM
Earn_money	$25.06	$25.06	6/15/2010 12:44:43 PM
jwood3030	$26.29	$26.29	6/15/2010 9:00:30 AM
emjaybee	$50.00	$50.00	6/15/2010 3:17:34 PM
kevdigital	$25.00	$25.00	6/15/2010 3:20:44 PM
c03rc3	$25.00	$25.00	6/15/2010 3:37:37 PM
RandyL3	$33.00	$33.00	6/8/2010 4:18:55 PM
Nash2065	$25.00	$25.00	6/8/2010 9:05:09 PM
MoneyForNothing	$52.55	$52.55	6/9/2010 3:52:24 AM
MSTCOURTJESTER	$50.00	$50.00	6/9/2010 11:47:34 AM
cwegert	$100.00	$17.21	6/11/2010 2:07:15 PM
loanman2007	$75.00	$75.00	6/14/2010 9:34:41 AM
Dollars4Rent	$25.00	$25.00	6/12/2010 8:56:58 PM
mpjg9	$50.00	$50.00	6/13/2010 5:03:44 PM
dbanwart	$25.00	$25.00	6/14/2010 10:09:28 AM
Vegan-Girl	$25.00	$25.00	6/14/2010 4:21:31 PM
El_Maestro	$25.00	$25.00	6/14/2010 4:55:16 PM
lucrative-durability	$25.00	$25.00	6/14/2010 5:03:24 PM
Digs	$25.00	$25.00	6/15/2010 8:31:58 AM
Kelor99	$25.00	$25.00	6/14/2010 5:46:59 PM
debt-legend	$25.00	$25.00	6/14/2010 9:29:19 PM
ualdriver	$27.70	$27.70	6/14/2010 9:37:24 PM
uncle101	$25.00	$25.00	6/15/2010 3:58:53 AM
njmlaj726	$25.00	$25.00	6/15/2010 7:44:16 AM
GoGators01	$25.00	$25.00	6/15/2010 8:44:54 AM
fcrick	$25.00	$25.00	6/15/2010 11:18:51 AM
Banker3119	$25.00	$25.00	6/15/2010 12:31:28 PM
47 bids
Borrower Payment Dependent Notes Series 461683
This series of Notes was issued and sold upon the funding of the borrower loan #43022, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jun-08-2010
				Auction end date:	Jun-15-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$74.23
Final lender yield:	17.20%	Final borrower rate/APR:	18.20% / 20.41%	Final monthly payment:	$72.51

Auction yield range:	7.98% - 18.90%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1998	Debt/Income ratio:	13%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	4 / 4	Length of status:	6y 4m
Credit score:	640-659 (Jun-2010)	Total credit lines:	13	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$3,000	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	48
Screen name:	D-N-A_Investments	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off High Interest Credit Cards!
Purpose of loan:
This loan will be used to?pay off my Discover credit card which has adjusted my rate to 20%!! ?I have actually been consistent and on time but my rate was adjusted for no reason. My delinquencies over the last seven years were all primarily from 2003 when I was in the hospital. I have worked hard to get my credit back on track and I'm happy to say, as you can see, I have no delinquent accounts any longer. My debt to income should hopefully show you that I'm able to pay this loan back and this will further improve my credit score.

My financial situation:
I am a good candidate for this loan because?I have plenty of income to pay $74 a?month.??

Monthly net income: $ 2800

Monthly expenses: $
??Housing: $ 750
??Insurance: $ 100
??Car expenses: $ 300
??Utilities: $ 50
??Phone, cable, internet: $ 100
??Food, entertainment: $ 75
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 110
??Other expenses: $ 150?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

credit-panda1	$25.00	$25.00	6/11/2010 7:45:39 AM
dime-selector	$25.00	$25.00	6/10/2010 11:02:11 PM
Arpad	$25.00	$25.00	6/12/2010 6:52:49 AM
Jamahl	$25.00	$25.00	6/12/2010 9:44:23 AM
Catalina_Enterprises	$150.00	$150.00	6/12/2010 10:30:21 AM
Techne_Funds_LLC	$25.00	$25.00	6/13/2010 4:49:59 PM
spiff666	$25.00	$25.00	6/14/2010 12:17:19 PM
JGuide	$26.17	$26.17	6/14/2010 3:23:15 PM
LindaRicci	$25.00	$25.00	6/14/2010 4:29:05 PM
asset-professor	$25.00	$25.00	6/14/2010 6:36:40 PM
attractive-fund	$25.00	$25.00	6/14/2010 5:09:32 PM
JohnQGalt	$25.00	$25.00	6/14/2010 9:04:31 PM
engbusres	$40.00	$40.00	6/14/2010 8:02:26 PM
congardner1	$25.00	$25.00	6/15/2010 5:28:50 AM
tidy-cash1	$48.67	$48.67	6/14/2010 8:21:52 PM
havok555	$25.19	$16.68	6/15/2010 1:40:59 PM
mckhbnpc	$30.00	$30.00	6/15/2010 9:24:26 AM
the-charming-integrity	$50.00	$50.00	6/15/2010 3:11:34 PM
Leshan	$72.60	$72.60	6/15/2010 3:21:08 PM
FinanceEngine	$25.00	$25.00	6/15/2010 12:55:20 PM
emjaybee	$25.00	$25.00	6/15/2010 3:17:56 PM
balance-chestnut	$50.00	$50.00	6/15/2010 2:47:38 PM
toddr54	$25.00	$25.00	6/15/2010 3:44:50 PM
econgineer	$26.30	$26.30	6/9/2010 7:00:57 PM
WisconsinLiberal	$25.00	$25.00	6/9/2010 5:01:36 PM
wlm3012	$25.00	$25.00	6/11/2010 9:12:19 AM
integrity-doctor	$100.00	$100.00	6/11/2010 10:16:34 AM
exchange-dreams	$25.00	$25.00	6/12/2010 9:38:26 AM
marwadi-62	$50.00	$50.00	6/12/2010 10:09:26 AM
kazanov	$50.00	$50.00	6/11/2010 8:59:34 PM
klemer	$25.00	$25.00	6/11/2010 8:01:01 PM
nethawk00	$25.00	$25.00	6/14/2010 9:40:14 AM
brightest-dignified-penny	$25.00	$25.00	6/14/2010 10:41:42 AM
upbeat-wealth	$25.00	$25.00	6/14/2010 4:42:28 PM
gothampark	$25.00	$25.00	6/14/2010 6:46:15 PM
Pu239	$60.00	$60.00	6/14/2010 4:30:36 PM
frclmym	$50.00	$50.00	6/14/2010 11:41:47 PM
solin003	$25.00	$25.00	6/14/2010 4:58:22 PM
ASG_NECO	$50.00	$50.00	6/14/2010 7:03:32 PM
gristle_mcthornbody	$25.00	$25.00	6/14/2010 5:38:36 PM
scientists	$25.00	$25.00	6/14/2010 10:25:59 PM
revenue-marauder0	$25.00	$25.00	6/15/2010 9:25:59 AM
Fun54115	$25.00	$25.00	6/15/2010 7:11:35 AM
grampy48	$25.00	$25.00	6/15/2010 7:06:27 AM
CaliforniaSun	$25.00	$25.00	6/15/2010 2:38:58 PM
Leopoldine	$25.00	$25.00	6/15/2010 2:42:58 PM
malomar66	$33.76	$33.76	6/15/2010 2:57:24 PM
capital-kingdom	$25.00	$25.00	6/15/2010 2:59:46 PM
mkvance	$32.03	$32.03	6/15/2010 10:11:21 AM
flipnsf	$43.79	$43.79	6/15/2010 1:30:01 PM
sensational-peace6	$50.00	$50.00	6/15/2010 4:00:58 PM
wealth-multiplier	$30.00	$30.00	6/15/2010 3:09:54 PM
jybank	$25.00	$25.00	6/15/2010 3:11:47 PM
patriot384	$140.00	$140.00	6/15/2010 3:33:13 PM
54 bids
Borrower Payment Dependent Notes Series 461773
This series of Notes was issued and sold upon the funding of the borrower loan #43024, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-08-2010
				Auction end date:	Jun-15-2010

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$286.72
Final lender yield:	26.25%	Final borrower rate/APR:	27.25% / 29.59%	Final monthly payment:	$286.72

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-2007	Debt/Income ratio:	11%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	4 / 4	Length of status:	4y 8m
Credit score:	680-699 (Jun-2010)	Total credit lines:	4	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$4,020	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	15%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	dinero-tomahawk	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off debt & home improvement
Purpose of loan:
A portion of this loan will be used to consolidate and pay off my debt.? The remainder of the loan will be used for home(apt) repairs

My financial situation:
I am a good candidate for this loan because I have and have had a steady income.? The home improvements will be to an apartment that is family owned and once renovations are completed, will be for rent and added as another source of income to repay the loan.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: You specified the home owner ship as "No", what kind of repairs are needed for a rented apartment?. - principal-star
A: The Apartment is a two flat apartment that is owned by my father that I currently reside in. So while it is a rented apartment, it is in house. A new floor and cabinets are needed for the kitchen and once the upgrades are made the apartment will be available for rent to new tenants. (Jun-15-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Whipster	$25.00	$25.00	6/14/2010 9:02:59 PM
qwsd12	$40.00	$40.00	6/8/2010 4:16:05 PM
orderly-leverage	$30.00	$30.00	6/8/2010 4:16:23 PM
finance-prescription	$50.00	$50.00	6/8/2010 4:09:31 PM
Artist_Blue	$25.00	$25.00	6/8/2010 4:21:55 PM
brother_tam	$50.00	$50.00	6/8/2010 4:22:53 PM
ethicalhumanist	$25.00	$25.00	6/8/2010 4:23:45 PM
hopethisworks	$25.00	$25.00	6/8/2010 4:58:31 PM
green-thoughtful-yield	$50.00	$50.00	6/8/2010 4:17:20 PM
S-Master	$25.00	$25.00	6/8/2010 4:09:28 PM
payment-gusto	$25.00	$25.00	6/8/2010 4:11:49 PM
worth-arch	$25.00	$25.00	6/8/2010 4:16:18 PM
personal-lender	$25.00	$25.00	6/8/2010 4:16:33 PM
simplelender80	$50.00	$50.00	6/8/2010 4:16:58 PM
MADAOO7	$50.00	$50.00	6/8/2010 4:17:25 PM
successful-euro	$40.00	$40.00	6/8/2010 9:35:40 PM
zorg77	$25.00	$25.00	6/8/2010 9:36:49 PM
Ocean713	$50.00	$50.00	6/8/2010 9:36:57 PM
peace-missile	$25.00	$25.00	6/8/2010 9:39:46 PM
JGB	$49.12	$49.12	6/8/2010 9:45:43 PM
money-bauble	$46.04	$46.04	6/8/2010 5:00:46 PM
elegant-bonus	$25.00	$25.00	6/9/2010 7:19:41 AM
inspiring-reward	$39.01	$39.01	6/8/2010 6:30:29 PM
Rattlehead	$25.00	$25.00	6/9/2010 9:38:49 AM
supreme-bonus0	$25.00	$25.00	6/8/2010 9:36:44 PM
Interstate_Rate	$59.00	$59.00	6/8/2010 9:36:53 PM
Kaj	$25.00	$25.00	6/8/2010 10:14:37 PM
shrewd-peace7	$43.18	$43.18	6/8/2010 6:29:56 PM
Anny-Disco	$50.00	$50.00	6/8/2010 6:30:25 PM
cashnow08	$25.00	$25.00	6/9/2010 12:31:03 PM
best-agreement-exchanger	$25.00	$25.00	6/8/2010 6:37:48 PM
IIP77	$25.00	$25.00	6/8/2010 9:35:39 PM
desertoasis	$25.00	$25.00	6/8/2010 9:36:55 PM
StrategicFinancier21	$25.00	$25.00	6/8/2010 9:37:00 PM
Streetfighter	$42.90	$42.90	6/9/2010 3:05:02 PM
intelligent-yield	$25.00	$25.00	6/9/2010 3:20:31 PM
greenwell	$25.00	$25.00	6/9/2010 9:45:33 AM
tedsrfdude	$25.00	$25.00	6/9/2010 10:43:06 AM
accelerator1	$25.00	$25.00	6/9/2010 7:27:32 AM
lendme2	$25.00	$25.00	6/9/2010 12:22:44 PM
wdove511	$25.00	$25.00	6/9/2010 12:39:54 PM
hard-working-loot	$25.00	$25.00	6/9/2010 12:40:01 PM
dedicated-diversification5	$26.91	$26.91	6/9/2010 10:03:13 AM
stock106	$30.00	$30.00	6/9/2010 1:36:08 PM
listing-trapper3	$50.00	$50.00	6/9/2010 1:39:46 PM
Dubbs360	$38.67	$38.67	6/9/2010 2:15:55 PM
greatwhiteninja	$25.00	$25.00	6/9/2010 2:19:36 PM
ukstevenhawaii	$50.00	$50.00	6/9/2010 12:19:43 PM
time4aloan	$30.00	$30.00	6/9/2010 12:32:23 PM
kidsskipp	$25.00	$25.00	6/9/2010 12:39:42 PM
cablenews	$25.00	$25.00	6/9/2010 1:29:38 PM
cajunguy	$41.69	$41.69	6/9/2010 3:51:42 PM
wlm3012	$25.00	$25.00	6/10/2010 9:56:38 AM
SolarMoonshine	$25.00	$25.00	6/9/2010 5:38:09 PM
brilliant-balance	$25.00	$25.00	6/10/2010 12:49:48 PM
BenOrt	$30.23	$30.23	6/11/2010 6:41:24 AM
JohnQGalt	$25.00	$25.00	6/11/2010 3:23:05 PM
new-peso-concerto	$50.00	$50.00	6/11/2010 9:38:52 AM
justsk8tingby	$27.25	$27.25	6/11/2010 3:42:58 PM
enforcer0	$25.00	$25.00	6/12/2010 3:11:00 AM
circustab	$50.00	$50.00	6/12/2010 7:41:58 AM
ritwik	$50.00	$50.00	6/12/2010 2:17:30 PM
killdare	$25.00	$25.00	6/13/2010 7:04:16 PM
fund-medalist171	$25.00	$25.00	6/13/2010 2:11:43 PM
PM_Broker	$50.00	$50.00	6/13/2010 11:45:27 PM
truth-in-advertising	$25.00	$25.00	6/13/2010 8:48:01 PM
MikeyGee1	$25.00	$25.00	6/14/2010 4:25:27 PM
passivesf	$25.00	$25.00	6/14/2010 4:36:31 PM
Bob450	$25.00	$25.00	6/14/2010 9:07:54 PM
vest_vortex	$50.00	$50.00	6/14/2010 6:33:04 PM
aultraman	$25.00	$25.00	6/15/2010 8:25:44 AM
vigilance-searcher	$25.00	$25.00	6/14/2010 9:02:20 PM
coldfuzion	$34.05	$34.05	6/14/2010 10:18:38 PM
lib5836	$25.00	$25.00	6/14/2010 10:23:48 PM
asset-professor	$25.00	$25.00	6/14/2010 6:58:44 PM
JeffHoll	$80.00	$80.00	6/15/2010 9:33:39 AM
farchoir	$25.00	$25.00	6/15/2010 9:37:36 AM
rate-hickory	$25.00	$25.00	6/15/2010 6:55:19 AM
brightest-dignified-penny	$25.00	$25.00	6/15/2010 10:41:49 AM
sturdy-peace9	$75.00	$75.00	6/15/2010 8:26:32 AM
FIRE09	$25.00	$25.00	6/15/2010 5:53:45 AM
top-courteous-peso	$25.00	$25.00	6/15/2010 8:43:40 AM
cassperr	$25.00	$25.00	6/15/2010 12:31:11 PM
reflective-rupee	$25.00	$25.00	6/15/2010 8:00:00 AM
Pu239	$60.00	$60.00	6/15/2010 8:19:30 AM
grnii78	$54.85	$54.85	6/15/2010 2:09:51 PM
SkyLoan	$25.00	$25.00	6/15/2010 2:12:05 PM
malomar66	$40.00	$40.00	6/15/2010 2:58:36 PM
crockett42	$50.00	$50.00	6/15/2010 10:28:26 AM
b2m80s	$25.00	$25.00	6/15/2010 9:15:32 AM
enthralling-investment	$50.00	$50.00	6/15/2010 11:02:01 AM
frogperson	$100.00	$100.00	6/15/2010 9:55:25 AM
buffalobills	$25.00	$25.00	6/15/2010 11:30:00 AM
ultimate-peace	$100.00	$100.00	6/15/2010 2:57:05 PM
asset-trumpeter	$25.00	$25.00	6/15/2010 3:12:03 PM
vulgy	$25.00	$25.00	6/15/2010 3:30:52 PM
JGuide	$25.00	$25.00	6/15/2010 3:58:10 PM
pavelz	$50.00	$50.00	6/8/2010 4:18:07 PM
tech_helper	$25.00	$25.00	6/8/2010 4:20:53 PM
cash-spark3	$25.00	$25.00	6/8/2010 4:16:01 PM
top-historic-peso	$26.00	$26.00	6/8/2010 4:16:14 PM
just-money930	$50.00	$50.00	6/8/2010 4:18:11 PM
SNH	$50.00	$50.00	6/8/2010 4:16:10 PM
coachmike15	$25.00	$25.00	6/8/2010 9:36:51 PM
asset-equilibrium0	$50.00	$50.00	6/8/2010 9:37:01 PM
Eric15378	$26.42	$26.42	6/8/2010 9:39:36 PM
jrbill1998	$34.60	$34.60	6/8/2010 10:14:36 PM
orange-preeminant-bill	$25.00	$25.00	6/8/2010 4:59:59 PM
love-interest	$25.00	$25.00	6/9/2010 2:11:14 AM
life-is-great	$25.00	$25.00	6/8/2010 6:24:42 PM
Phantom99	$25.00	$25.00	6/8/2010 6:30:28 PM
DUDE66	$25.00	$25.00	6/9/2010 9:35:49 AM
FeedTheMachine	$100.00	$100.00	6/8/2010 8:34:58 PM
power-pagoda	$25.00	$25.00	6/8/2010 9:36:50 PM
caledonia	$25.00	$25.00	6/9/2010 12:30:58 PM
iLoaner	$25.00	$25.00	6/9/2010 12:32:19 PM
purdue98	$25.00	$25.00	6/9/2010 12:32:57 PM
foothillender	$25.00	$25.00	6/9/2010 8:16:51 AM
MrMoneyBags	$25.00	$25.00	6/9/2010 8:32:55 AM
Bank42	$50.00	$50.00	6/8/2010 9:36:50 PM
supreme-hope	$25.00	$25.00	6/8/2010 9:36:56 PM
kokopuff	$25.00	$25.00	6/9/2010 9:25:29 AM
market-walnut5	$35.16	$35.16	6/8/2010 10:50:07 PM
persevering	$26.50	$26.50	6/9/2010 12:19:39 PM
Zingaro	$25.00	$25.00	6/9/2010 12:31:46 PM
actuarial_investor	$25.00	$25.00	6/9/2010 12:33:00 PM
euro-mirth	$25.00	$25.00	6/9/2010 12:39:49 PM
godzig	$25.00	$25.00	6/9/2010 12:39:59 PM
social-vibrato	$25.00	$25.00	6/9/2010 2:59:38 PM
platinum-genetics	$50.00	$17.21	6/9/2010 3:20:32 PM
87Marc	$25.00	$25.00	6/9/2010 12:31:59 PM
bowdish1	$50.00	$50.00	6/9/2010 12:32:52 PM
enlightenment5	$25.00	$25.00	6/9/2010 12:39:51 PM
coffee_hound	$25.00	$25.00	6/9/2010 12:49:45 PM
melodious-fairness	$25.00	$25.00	6/9/2010 1:29:43 PM
seisen	$61.41	$61.41	6/9/2010 2:05:07 PM
LuvToLend	$25.00	$25.00	6/9/2010 2:59:39 PM
dor	$25.00	$25.00	6/10/2010 2:22:05 AM
JustMee	$25.00	$25.00	6/9/2010 9:52:04 PM
mercuriant	$25.00	$25.00	6/10/2010 9:37:14 AM
ChrisKwan	$25.00	$25.00	6/10/2010 9:37:35 AM
penny-surgeon	$25.00	$25.00	6/10/2010 3:43:53 PM
crippledcircus	$68.14	$68.14	6/10/2010 12:45:50 PM
BrighterSuns	$25.00	$25.00	6/11/2010 8:35:47 AM
nilonc1	$350.00	$350.00	6/13/2010 2:06:06 AM
order-bee1	$200.00	$200.00	6/13/2010 10:41:56 AM
wonder3	$25.00	$25.00	6/14/2010 9:53:57 AM
principal-jedi	$50.00	$50.00	6/14/2010 4:54:10 PM
wowlender	$25.00	$25.00	6/15/2010 8:59:51 AM
AlexTrep	$25.00	$25.00	6/14/2010 6:26:40 PM
benevolent1	$50.00	$50.00	6/14/2010 10:11:55 PM
partyplan	$25.00	$25.00	6/15/2010 10:13:15 AM
cashhelp	$25.00	$25.00	6/14/2010 9:14:32 PM
wwwUniversal	$25.00	$25.00	6/15/2010 7:31:17 AM
dws2380	$25.00	$25.00	6/15/2010 8:00:24 AM
dano1965	$50.00	$50.00	6/15/2010 8:05:03 AM
sgt-schultz	$60.06	$60.06	6/15/2010 2:15:11 AM
MrPie	$25.00	$25.00	6/15/2010 8:29:44 AM
ronin4sale	$25.00	$25.00	6/15/2010 8:56:56 AM
patriot384	$70.00	$70.00	6/15/2010 1:09:08 PM
exact-peso2	$25.00	$25.00	6/15/2010 8:04:08 AM
Starfin-Capital-Management	$100.00	$100.00	6/15/2010 2:21:31 PM
bosloan26	$50.00	$50.00	6/15/2010 10:10:03 AM
principal-star	$25.00	$25.00	6/15/2010 10:44:44 AM
lawyervon	$25.00	$25.00	6/15/2010 9:14:13 AM
2grindstones	$25.00	$25.00	6/15/2010 11:04:37 AM
coasterman	$25.00	$25.00	6/15/2010 10:16:40 AM
loan-fate	$41.60	$41.60	6/15/2010 10:33:55 AM
Rip128	$100.00	$100.00	6/15/2010 12:15:53 PM
dollar-authority	$150.00	$150.00	6/15/2010 12:57:51 PM
sensational-peace6	$50.00	$50.00	6/15/2010 1:10:25 PM
payout-bridge	$450.00	$450.00	6/15/2010 4:00:17 PM
172 bids
Borrower Payment Dependent Notes Series 461925
This series of Notes was issued and sold upon the funding of the borrower loan #43033, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-08-2010
				Auction end date:	Jun-15-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$175.41
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$175.41

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1983	Debt/Income ratio:	16%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	4y 1m
Credit score:	780-799 (May-2010)	Total credit lines:	19	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$27,668	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	50%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	1
Screen name:	admirable-nickel7	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Put New Raise to Work
Purpose of loan:
Refinance High Interest DebtMy financial situation: Just got a raise and it's time to take another bite off my debt and get interest payments down. I have a stable job -- my company has survived the downturn and we now have tons of work -- we're even getting ready to do some hiring. Monthly net income: $ 6800 (current)
Monthly expenses: Housing: $2106 Insurance: $228 (this will soon be reduced by about $60 per month) Car expenses: $310 Utilities: $200 (electric) Phone, cable, internet: $200 Food, entertainment: $400 Clothing, household expenses $200 Credit cards and other loans: $911Other expenses: $100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

successful-euro	$50.00	$50.00	6/8/2010 4:07:07 PM
Ivan2007	$25.00	$25.00	6/8/2010 4:07:11 PM
skillful-diversification2	$25.00	$25.00	6/8/2010 4:07:34 PM
GrommetPosse	$25.00	$25.00	6/8/2010 4:07:39 PM
rescue	$50.00	$50.00	6/8/2010 4:09:25 PM
orgy63	$25.00	$25.00	6/8/2010 4:10:12 PM
fortytwo	$200.00	$200.00	6/8/2010 4:11:21 PM
ichibon	$75.00	$75.00	6/8/2010 4:11:37 PM
alexstar	$25.00	$25.00	6/8/2010 4:13:14 PM
kegs	$100.00	$100.00	6/8/2010 4:13:53 PM
seabass123	$25.00	$25.00	6/8/2010 4:14:03 PM
figs4u2	$80.00	$80.00	6/8/2010 4:14:12 PM
david5000	$50.00	$50.00	6/8/2010 4:14:16 PM
hookUup	$25.00	$25.00	6/8/2010 4:14:22 PM
psa1995	$50.00	$50.00	6/8/2010 4:14:36 PM
worth-arch	$25.00	$25.00	6/8/2010 4:14:56 PM
hrubinst	$25.00	$25.00	6/8/2010 4:15:13 PM
ddog0224	$25.00	$25.00	6/8/2010 4:15:29 PM
balanced-bill7	$50.62	$50.62	6/8/2010 4:07:05 PM
pavelz	$100.00	$100.00	6/8/2010 4:17:56 PM
tender-integrity3	$50.00	$50.00	6/8/2010 4:07:47 PM
dharma1	$25.00	$25.00	6/8/2010 4:07:51 PM
riproaringrapids	$25.00	$25.00	6/8/2010 4:07:56 PM
iolaire	$25.00	$25.00	6/8/2010 4:08:28 PM
Rdodson11	$25.00	$25.00	6/8/2010 4:08:33 PM
blukestrel	$25.00	$25.00	6/8/2010 4:19:27 PM
kenji4861	$25.00	$25.00	6/8/2010 4:09:34 PM
zone6	$100.00	$100.00	6/8/2010 4:19:52 PM
point-shooter	$25.00	$25.00	6/8/2010 4:10:26 PM
cash-merry-maker	$25.00	$25.00	6/8/2010 4:21:01 PM
skuba	$50.00	$50.00	6/8/2010 4:21:06 PM
bebeshor	$25.00	$25.00	6/8/2010 4:21:24 PM
bchen78875	$50.00	$50.00	6/8/2010 4:11:12 PM
1fortheroad	$25.00	$25.00	6/8/2010 4:11:53 PM
Steveoo1	$25.00	$25.00	6/8/2010 4:23:37 PM
wampum-prodigy6	$25.00	$25.00	6/8/2010 4:23:44 PM
scrappy-bonus2	$25.00	$25.00	6/8/2010 4:31:22 PM
power-defender7	$25.00	$25.00	6/8/2010 4:32:00 PM
ray1051	$25.00	$25.00	6/8/2010 4:32:12 PM
meenan	$25.00	$25.00	6/8/2010 4:13:34 PM
pauledgarm	$50.00	$50.00	6/8/2010 4:14:33 PM
studious-bonus7	$50.00	$50.00	6/8/2010 4:14:47 PM
meux99	$25.00	$25.00	6/8/2010 4:07:43 PM
aue513	$25.00	$25.00	6/8/2010 4:08:25 PM
Ripsaw4U	$25.00	$25.00	6/8/2010 4:17:47 PM
shrewd-deal	$25.00	$25.00	6/8/2010 4:09:59 PM
icchok	$50.00	$50.00	6/8/2010 4:10:22 PM
Walkingcowboy	$25.00	$25.00	6/8/2010 4:19:38 PM
internetpreneur	$25.00	$25.00	6/8/2010 4:20:24 PM
micko	$25.00	$25.00	6/8/2010 4:11:32 PM
the-profit-oracle	$25.00	$25.00	6/8/2010 4:20:39 PM
Phantom99	$25.00	$25.00	6/8/2010 4:14:01 PM
flexible-value	$28.00	$28.00	6/8/2010 4:14:08 PM
Jassi	$25.00	$25.00	6/8/2010 4:15:52 PM
green-thoughtful-yield	$50.00	$50.00	6/8/2010 4:17:06 PM
gojackgo	$50.00	$50.00	6/8/2010 4:17:46 PM
NATIVEBORN	$25.00	$25.00	6/8/2010 4:18:45 PM
cash-spark3	$25.00	$25.00	6/8/2010 4:20:41 PM
chestnut4	$25.00	$25.00	6/8/2010 4:21:46 PM
koa	$50.00	$50.00	6/8/2010 4:21:51 PM
blackstar	$25.00	$25.00	6/8/2010 4:22:36 PM
naniamo	$25.00	$25.00	6/8/2010 4:23:21 PM
cloud8	$40.00	$40.00	6/8/2010 4:31:25 PM
JGB	$25.00	$25.00	6/8/2010 4:31:30 PM
serene-credit4	$50.00	$26.00	6/8/2010 4:32:23 PM
entertaining-greenback2	$27.00	$27.00	6/8/2010 5:05:52 PM
Simply2fly	$25.00	$25.00	6/14/2010 8:00:48 PM
1phantom	$50.00	$50.00	6/15/2010 7:26:06 AM
Isaac007	$48.07	$48.07	6/15/2010 12:31:48 AM
best-listing-toro	$25.00	$25.00	6/14/2010 9:53:38 PM
dano1965	$50.00	$50.00	6/15/2010 8:08:51 AM
njmlaj726	$25.00	$25.00	6/15/2010 7:51:01 AM
top-payout-fixer	$25.00	$25.00	6/8/2010 4:08:38 PM
a-wealth-visionary	$25.00	$25.00	6/8/2010 4:08:42 PM
djh47a	$25.00	$25.00	6/8/2010 4:12:02 PM
radforj22	$50.00	$50.00	6/8/2010 4:12:08 PM
interest-jedi0	$50.00	$50.00	6/8/2010 4:13:39 PM
tntmojave	$25.00	$25.00	6/8/2010 4:14:06 PM
dontscrewmeover1	$25.00	$25.00	6/8/2010 4:14:25 PM
payout-banker4	$25.00	$25.00	6/8/2010 4:14:28 PM
power-pagoda	$25.00	$25.00	6/8/2010 4:14:38 PM
Artist_Blue	$25.00	$25.00	6/8/2010 4:07:01 PM
deal-multiplier9	$25.00	$25.00	6/8/2010 4:17:39 PM
mla	$25.00	$25.00	6/8/2010 4:08:18 PM
kulender	$30.00	$30.00	6/8/2010 4:10:30 PM
Bank42	$50.00	$50.00	6/8/2010 4:10:47 PM
SNH	$50.00	$50.00	6/8/2010 4:10:55 PM
wormdc	$25.00	$25.00	6/8/2010 4:11:27 PM
impressive-credit431	$500.00	$500.00	6/8/2010 4:22:41 PM
enthusiastic-balance5	$100.00	$100.00	6/8/2010 4:23:15 PM
GElender	$50.00	$50.00	6/8/2010 4:13:00 PM
nonukem	$25.00	$25.00	6/8/2010 4:13:05 PM
golden-wealth2	$50.00	$50.00	6/8/2010 4:32:28 PM
wwwUniversal	$25.00	$25.00	6/8/2010 4:33:29 PM
Avala	$50.00	$50.00	6/8/2010 4:15:14 PM
delicious-social132	$25.00	$25.00	6/8/2010 4:16:36 PM
the-silver-blaster	$25.00	$25.00	6/8/2010 4:10:09 PM
balance-whistle7	$50.00	$50.00	6/8/2010 4:18:34 PM
nuclearmoose	$25.00	$25.00	6/8/2010 4:10:43 PM
thedoctor	$83.10	$83.10	6/8/2010 4:19:05 PM
treasure-hunter270	$25.00	$25.00	6/8/2010 4:10:59 PM
active-trade4	$50.00	$50.00	6/8/2010 4:20:48 PM
loyalist1	$100.00	$100.00	6/8/2010 4:21:40 PM
greenback-museum	$25.00	$25.00	6/8/2010 4:22:00 PM
truth-image	$50.00	$50.00	6/8/2010 4:13:28 PM
personal-lender	$25.00	$25.00	6/8/2010 4:22:19 PM
a-responsible-return	$25.00	$25.00	6/8/2010 4:13:47 PM
american6	$50.00	$50.00	6/8/2010 4:13:50 PM
LoWRec	$25.00	$25.00	6/8/2010 4:23:08 PM
Marathoner	$25.00	$25.00	6/8/2010 4:13:58 PM
visionary-community	$25.00	$25.00	6/8/2010 4:23:11 PM
Anny-Disco	$92.58	$92.58	6/8/2010 4:23:18 PM
moltopaolo	$50.00	$50.00	6/8/2010 4:14:19 PM
simplelender80	$100.00	$100.00	6/8/2010 4:14:31 PM
svandgts	$50.00	$50.00	6/8/2010 4:14:40 PM
intelligent-credit0	$50.00	$50.00	6/8/2010 4:31:28 PM
unclejaef	$25.00	$25.00	6/8/2010 4:15:55 PM
buckyhead2000	$25.00	$25.00	6/8/2010 4:17:36 PM
new-return-faire	$50.00	$50.00	6/8/2010 4:18:23 PM
BayShell	$32.97	$32.97	6/8/2010 4:18:48 PM
ADenny	$25.00	$25.00	6/8/2010 4:20:19 PM
degster	$25.00	$25.00	6/8/2010 4:20:30 PM
inspired-contract9	$50.00	$50.00	6/8/2010 4:21:26 PM
best-decisive-peace	$25.00	$25.00	6/8/2010 4:22:45 PM
mzman	$25.00	$25.00	6/8/2010 4:23:16 PM
special-truth	$50.00	$50.00	6/8/2010 4:31:29 PM
ijspence	$25.00	$25.00	6/11/2010 2:34:48 PM
outofoffice	$50.00	$50.00	6/13/2010 6:33:09 AM
Bodyboard	$36.66	$36.66	6/15/2010 12:18:17 PM
dmitriy2	$25.00	$25.00	6/15/2010 12:29:24 PM
130 bids
Borrower Payment Dependent Notes Series 462605
This series of Notes was issued and sold upon the funding of the borrower loan #42966, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jun-15-2010
				Auction end date:	Jun-16-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$111.34
Final lender yield:	18.90%	Final borrower rate/APR:	19.90% / 22.14%	Final monthly payment:	$111.34

Auction yield range:	7.98% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1998	Debt/Income ratio:	35%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 4	Length of status:	7y 7m
Credit score:	660-679 (Jun-2010)	Total credit lines:	18	Occupation:	Food Service
Now delinquent:	0	Revolving credit balance:	$5,402	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	78%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	catcatny	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	42 ( 100% )	660-679 (Latest)
Principal borrowed:	$5,500.00	< 31 days late:	0 ( 0% )	660-679 (Jul-2009) 680-699 (Sep-2007)
Principal balance:	$1,187.82	31+ days late:	0 ( 0% )
Total payments billed:	42
Description
Buying a Used Car
Purpose of loan:
This loan will be used to buy a used car in cash.

My financial situation:
I am a good candidate for this loan because I am responsible with my money.? I was able to finish my first prosper loan 2 weeks ago and payments were paid on time with no problem.

Monthly net income: $ 2500.

Monthly expenses: $
??Housing: $ 650.00
??Insurance: $
??Car expenses: $
??Utilities: $ 40.00
??Phone, cable, internet: $ 200.00
??Food, entertainment: $?300.00
??Clothing, household expenses $?100.00
??Credit cards and other loans: $ 600.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

loyalist1	$100.00	$100.00	6/15/2010 3:46:28 PM
simplelender80	$100.00	$100.00	6/15/2010 3:51:32 PM
Havana21	$25.00	$25.00	6/15/2010 3:53:01 PM
peb44	$50.00	$50.00	6/15/2010 3:53:16 PM
loot-heart	$26.61	$26.61	6/15/2010 3:47:37 PM
Avala	$50.00	$50.00	6/15/2010 3:50:38 PM
Top_Gun_Lender	$26.00	$26.00	6/15/2010 8:16:36 PM
hrubinst	$25.00	$25.00	6/15/2010 3:50:24 PM
american6	$25.00	$25.00	6/15/2010 3:50:50 PM
fair-funds	$25.00	$25.00	6/15/2010 10:04:39 PM
flexible-return297	$25.00	$25.00	6/15/2010 3:53:06 PM
Artist_Blue	$25.00	$25.00	6/15/2010 3:56:09 PM
a-finance-nirvana	$25.00	$25.00	6/16/2010 12:00:07 AM
teller	$25.00	$25.00	6/16/2010 5:24:33 AM
Aberdeen	$400.00	$400.00	6/16/2010 5:59:51 AM
Aberdeen	$400.00	$400.00	6/16/2010 6:05:21 AM
syounker	$25.00	$25.00	6/15/2010 7:05:25 PM
finance-prescription	$100.00	$100.00	6/16/2010 7:05:29 AM
Bank_Of_XL	$25.00	$25.00	6/15/2010 7:15:10 PM
Quid-Pro-Quo	$25.00	$25.00	6/15/2010 7:32:37 PM
fcukciti	$50.00	$50.00	6/16/2010 4:09:32 AM
blackstar	$25.00	$25.00	6/16/2010 5:30:42 AM
Aberdeen	$400.00	$400.00	6/16/2010 5:59:50 AM
trade77	$25.00	$25.00	6/16/2010 6:51:18 AM
reflective-rupee	$200.00	$121.54	6/16/2010 7:06:09 AM
Pulchritudinous	$25.00	$25.00	6/15/2010 3:48:27 PM
orgy63	$25.00	$25.00	6/15/2010 3:50:05 PM
the-silver-blaster	$40.00	$40.00	6/15/2010 3:54:26 PM
kmr2	$350.00	$350.00	6/15/2010 4:02:05 PM
treasure-hunter270	$25.00	$25.00	6/15/2010 3:51:27 PM
studious-bonus7	$50.00	$50.00	6/15/2010 3:50:19 PM
elephantparty	$25.00	$25.00	6/15/2010 8:39:54 PM
alcyon	$25.00	$25.00	6/15/2010 8:55:37 PM
personal-lender	$25.00	$25.00	6/15/2010 3:51:43 PM
SNH	$50.00	$50.00	6/15/2010 4:15:29 PM
MoneyForNothing	$35.85	$35.85	6/15/2010 7:24:09 PM
market-pudding	$25.00	$25.00	6/15/2010 7:59:34 PM
riproaringrapids	$25.00	$25.00	6/15/2010 10:05:04 PM
ichibon	$50.00	$50.00	6/15/2010 11:19:59 PM
wwwUniversal	$25.00	$25.00	6/16/2010 7:05:35 AM
market-walnut5	$50.00	$50.00	6/16/2010 5:59:38 AM
41 bids
Borrower Payment Dependent Notes Series 462777
This series of Notes was issued and sold upon the funding of the borrower loan #43030, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-15-2010
				Auction end date:	Jun-16-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$127.57
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$127.57

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2001	Debt/Income ratio:	13%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	15y 9m
Credit score:	720-739 (May-2010)	Total credit lines:	13	Occupation:	Tradesman - Mechani...
Now delinquent:	0	Revolving credit balance:	$14,884	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	80%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	dn0337	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	19 ( 100% )	720-739 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	640-659 (May-2008)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	19
Description
My loan for debt consolidation
Purpose of loan:
This loan will be used to high interest credit cards

My financial situation:
I am a good candidate for this loan because i have good income and pay all my bills on time

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 864.00
??Insurance: $ 60.00
??Car expenses: $ 150.00
??Utilities: $ 80.00
??Phone, cable, internet: $ 35.00
??Food, entertainment: $ 150.00
??Clothing, household expenses $ 100.00
??Credit cards and other loans: $ 400.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

personal-lender	$25.00	$25.00	6/15/2010 3:46:58 PM
loot-heart	$50.00	$50.00	6/15/2010 3:47:30 PM
AmericanCredit	$25.00	$25.00	6/15/2010 3:47:52 PM
alexstar	$25.00	$25.00	6/15/2010 3:48:37 PM
flexible-value	$28.00	$28.00	6/15/2010 3:49:24 PM
systematic0	$25.00	$25.00	6/15/2010 3:52:06 PM
NJournalist	$25.00	$25.00	6/15/2010 3:52:35 PM
kmr2	$350.00	$350.00	6/15/2010 4:02:01 PM
meux99	$25.00	$25.00	6/15/2010 4:02:57 PM
american6	$50.00	$50.00	6/15/2010 3:49:05 PM
tremendous-payment	$25.00	$25.00	6/15/2010 5:15:19 PM
hrubinst	$25.00	$25.00	6/15/2010 3:50:28 PM
pavelz	$100.00	$100.00	6/15/2010 3:46:33 PM
Havana21	$25.00	$25.00	6/15/2010 3:52:54 PM
lagnisiruk	$25.00	$25.00	6/15/2010 3:53:41 PM
truth-image	$50.00	$50.00	6/15/2010 3:48:43 PM
revenue-prospector	$40.00	$40.00	6/15/2010 3:54:50 PM
moltopaolo	$50.00	$50.00	6/15/2010 3:49:33 PM
ommcd	$25.00	$25.00	6/15/2010 3:55:04 PM
studious-bonus7	$50.00	$50.00	6/15/2010 3:50:15 PM
danny-lender	$50.00	$50.00	6/15/2010 3:55:36 PM
Artist_Blue	$25.00	$25.00	6/15/2010 3:56:05 PM
enthusiastic-balance5	$25.00	$25.00	6/15/2010 9:34:34 PM
fair-funds	$25.00	$25.00	6/15/2010 10:04:36 PM
flexible-return297	$25.00	$25.00	6/15/2010 3:53:04 PM
MONEYLENDER101	$100.00	$100.00	6/15/2010 3:55:28 PM
SB-Funding	$50.00	$50.00	6/15/2010 3:56:31 PM
IIP77	$25.00	$25.00	6/16/2010 12:20:19 AM
RandyL3	$33.00	$33.00	6/15/2010 4:28:28 PM
DeltaComputerGuy	$25.00	$25.00	6/15/2010 4:26:00 PM
blackstar	$25.00	$25.00	6/16/2010 5:30:39 AM
ddog0224	$25.00	$25.00	6/15/2010 5:44:37 PM
rescue	$31.48	$31.48	6/16/2010 5:44:32 AM
TaoPooh	$25.00	$25.00	6/16/2010 6:15:37 AM
loucr2003	$25.00	$25.00	6/15/2010 4:44:31 PM
kegs	$45.64	$45.64	6/15/2010 7:20:08 PM
Tai	$25.00	$25.00	6/16/2010 6:35:12 AM
MoneyForNothing	$30.88	$30.88	6/15/2010 7:28:18 PM
nojoke411	$25.00	$25.00	6/15/2010 8:04:39 PM
dsfoundation	$25.00	$25.00	6/15/2010 11:51:57 PM
market-walnut5	$50.00	$50.00	6/16/2010 5:59:36 AM
wwwUniversal	$25.00	$25.00	6/16/2010 6:35:07 AM
micko	$25.00	$25.00	6/16/2010 6:35:14 AM
gauss02	$25.00	$25.00	6/16/2010 3:35:51 AM
fcukciti	$50.00	$50.00	6/16/2010 4:09:28 AM
Tc11902	$25.00	$25.00	6/16/2010 5:40:46 AM
inspired-contract9	$50.00	$50.00	6/16/2010 6:35:16 AM
SNH	$50.00	$50.00	6/15/2010 3:48:16 PM
dontscrewmeover1	$25.00	$25.00	6/15/2010 3:49:40 PM
simplelender80	$100.00	$100.00	6/15/2010 3:49:46 PM
reinforced-reward	$25.00	$25.00	6/15/2010 3:52:30 PM
successful-euro	$75.00	$75.00	6/15/2010 3:54:18 PM
ichibon	$75.00	$75.00	6/15/2010 3:54:36 PM
klinebarger	$25.00	$25.00	6/15/2010 3:54:43 PM
serpentine	$50.00	$50.00	6/15/2010 3:55:23 PM
power-defender7	$40.00	$40.00	6/15/2010 3:56:20 PM
Ivan2007	$50.00	$50.00	6/15/2010 4:02:49 PM
impressive-credit431	$200.00	$200.00	6/15/2010 4:03:04 PM
koa	$50.00	$50.00	6/15/2010 3:46:41 PM
kenji4861	$25.00	$25.00	6/15/2010 3:48:03 PM
orgy63	$25.00	$25.00	6/15/2010 3:48:07 PM
treasure-hunter270	$25.00	$25.00	6/15/2010 3:48:22 PM
mlopez2007	$25.00	$25.00	6/15/2010 3:48:31 PM
tntmojave	$25.00	$25.00	6/15/2010 3:49:16 PM
figs4u2	$80.00	$80.00	6/15/2010 3:49:28 PM
Avala	$50.00	$50.00	6/15/2010 3:50:33 PM
alpinaut	$25.00	$25.00	6/15/2010 3:51:54 PM
syounker	$25.00	$25.00	6/15/2010 7:05:22 PM
peb44	$50.00	$50.00	6/15/2010 3:53:13 PM
Dweeberkitty1	$25.00	$25.00	6/15/2010 3:53:22 PM
jeffpac	$55.00	$55.00	6/15/2010 3:53:35 PM
meenan	$25.00	$25.00	6/15/2010 3:48:49 PM
interest-jedi0	$50.00	$50.00	6/15/2010 3:48:59 PM
elephantparty	$25.00	$25.00	6/15/2010 8:39:48 PM
skvat	$25.00	$25.00	6/15/2010 3:52:10 PM
riproaringrapids	$25.00	$25.00	6/15/2010 4:02:26 PM
generous-deal6	$25.00	$25.00	6/15/2010 3:52:20 PM
hookUup	$25.00	$25.00	6/15/2010 4:03:21 PM
oskizzle	$25.00	$25.00	6/15/2010 3:53:48 PM
cash-spark3	$25.00	$25.00	6/15/2010 3:54:33 PM
agreement-sycamore	$50.00	$50.00	6/15/2010 3:54:58 PM
aue513	$25.00	$25.00	6/15/2010 3:55:17 PM
dharma1	$25.00	$25.00	6/15/2010 4:03:00 PM
socalavi8tor	$25.00	$25.00	6/16/2010 12:39:46 AM
delicious-social132	$25.00	$25.00	6/15/2010 4:14:49 PM
ray1051	$50.00	$50.00	6/16/2010 5:34:35 AM
credit-scout7	$30.00	$30.00	6/16/2010 6:35:05 AM
bowdish1	$50.00	$50.00	6/15/2010 11:52:27 PM
alcyon	$25.00	$25.00	6/15/2010 8:44:37 PM
Cheburashka	$30.00	$30.00	6/15/2010 11:40:28 PM
BuffetRocks	$31.85	$31.85	6/15/2010 11:55:31 PM
tender-integrity3	$50.00	$50.00	6/16/2010 6:34:54 AM
golden-responsibility189	$50.00	$50.00	6/16/2010 6:35:06 AM
a-finance-nirvana	$25.00	$25.00	6/16/2010 12:00:04 AM
LAKESPRING	$50.00	$4.55	6/16/2010 6:46:21 AM
teller	$25.00	$25.00	6/16/2010 5:24:30 AM
achillesa	$25.00	$25.00	6/16/2010 6:35:09 AM
golden-wealth2	$44.60	$44.60	6/16/2010 7:06:16 AM
98 bids